                                                                    EXHIBIT 4.14




                           GREAT NORTHERN PAPER, INC.
             SAVINGS AND CAPITAL GROWTH PLAN FOR SALARIED EMPLOYEES




                           Effective January 1, 1992
           (Incorporating Amendments made through September 15, 1994)

                               TABLE OF CONTENTS

                                                                            Page


ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

         1.1     ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2     ACP TEST . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.3     ADP TEST . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.4     AFFILIATE  . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.5     AFTER-TAX CONTRIBUTION . . . . . . . . . . . . . . . . . . .  4
         1.6     AFTER-TAX EMPLOYEE ACCOUNT . . . . . . . . . . . . . . . . .  4
         1.7     BEFORE-TAX CONTRIBUTIONS . . . . . . . . . . . . . . . . . .  4
         1.8     BEFORE-TAX EMPLOYEE ACCOUNT  . . . . . . . . . . . . . . . .  4
         1.9     BENEFICIARY  . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.10    BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.11    BREAK IN SERVICE . . . . . . . . . . . . . . . . . . . . . .  5
         1.12    CODE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.13    COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.14    CURRENT OR ACCUMULATED PROFITS . . . . . . . . . . . . . . .  6
         1.15    ELIGIBLE EMPLOYEE  . . . . . . . . . . . . . . . . . . . . .  6
         1.16    EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         1.17    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         1.18    EMPLOYER . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         1.19    GNP  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         1.20    GNP BASIC CONTRIBUTIONS  . . . . . . . . . . . . . . . . . .  7
         1.21    GNP BASIC CONTRIBUTION ACCOUNT . . . . . . . . . . . . . . .  7
         1.22    GNP MATCHING ACCOUNT . . . . . . . . . . . . . . . . . . . .  7
         1.23    GNP MATCHING CONTRIBUTIONS . . . . . . . . . . . . . . . . .  7
         1.24    HIGHLY COMPENSATED ELIGIBLE EMPLOYEE . . . . . . . . . . . .  7
         1.25    HOUR OF SERVICE  . . . . . . . . . . . . . . . . . . . . . .  8
         1.26    INVESTMENT FUND  . . . . . . . . . . . . . . . . . . . . . .  8
         1.27    INVESTMENT MANAGER . . . . . . . . . . . . . . . . . . . . .  9
         1.28    LEAVE OF ABSENCE . . . . . . . . . . . . . . . . . . . . . .  9
         1.29    LOWER PAID ELIGIBLE EMPLOYEE . . . . . . . . . . . . . . . .  9
         1.30    PARTICIPANT  . . . . . . . . . . . . . . . . . . . . . . . .  9
         1.31    PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         1.32    PLAN ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . .  9
         1.33    PLAN SPONSOR . . . . . . . . . . . . . . . . . . . . . . . .  9
         1.34    PLAN YEAR  . . . . . . . . . . . . . . . . . . . . . . . . .  9
         1.35    SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         1.36    SEVERANCE DATE . . . . . . . . . . . . . . . . . . . . . . .  9
         1.37    TRUST AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 10
         1.38    TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . 10
         1.39    TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         1.40    VALUATION DATE . . . . . . . . . . . . . . . . . . . . . . . 10


ARTICLE II - PARTICIPATION REQUIREMENTS . . . . . . . . . . . . . . . . . . . 11

         2.1     CAPITAL GROWTH PART - GNP BASIC CONTRIBUTIONS  . . . . . . . 11
         2.2     SAVINGS PART - BEFORE-TAX AND AFTER-TAX CONTRIBUTIONS  . . . 11
         2.3     CALCULATION OF SERVICE . . . . . . . . . . . . . . . . . . . 11
         2.4     NOT A CONTRACT OF EMPLOYMENT . . . . . . . . . . . . . . . . 14

ARTICLE III - CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . 15

         3.1     CAPITAL GROWTH PART - GNP BASIC CONTRIBUTIONS  . . . . . . . 15
         3.2     SAVINGS PART - BEFORE-TAX CONTRIBUTIONS AND GNP MATCHING
                 CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . 16
         3.3     SAVINGS PART - AFTER-TAX CONTRIBUTIONS . . . . . . . . . . . 19
         3.4     ELECTION RULES . . . . . . . . . . . . . . . . . . . . . . . 20
         3.5     SECTION 415 LIMITATIONS  . . . . . . . . . . . . . . . . . . 21
         3.6     COMBINED PLANS LIMITATION  . . . . . . . . . . . . . . . . . 23

ARTICLE IV - INVESTMENT AND ALLOCATION OF
         INVESTMENT GAINS AND LOSSES  . . . . . . . . . . . . . . . . . . . . 24

         4.1     INVESTMENT FUNDS . . . . . . . . . . . . . . . . . . . . . . 24
         4.2     ELECTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . 25
         4.3     ALLOCATION OF INVESTMENT GAINS AND LOSSES  . . . . . . . . . 26

ARTICLE V - DISTRIBUTIONS, WITHDRAWALS AND LOANS  . . . . . . . . . . . . . . 27

         5.1     DISTRIBUTION EVENTS  . . . . . . . . . . . . . . . . . . . . 27
         5.2     WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . 29
         5.3     LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         5.4     FORM AND TIMING OF DISTRIBUTIONS . . . . . . . . . . . . . . 33

ARTICLE VI - FIDUCIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE VII - PLAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . 39

         7.1     ADMINISTRATION BY FIDUCIARIES  . . . . . . . . . . . . . . . 39
         7.2     RESPONSIBILITIES OF THE PLAN SPONSOR . . . . . . . . . . . . 39
         7.3     RESPONSIBILITIES OF THE TRUSTEE  . . . . . . . . . . . . . . 40
         7.4     RESPONSIBILITIES OF THE PLAN ADMINISTRATOR . . . . . . . . . 40
         7.5     DELEGATION OF DUTIES . . . . . . . . . . . . . . . . . . . . 41
         7.6     COMMITTEE ACTION . . . . . . . . . . . . . . . . . . . . . . 41
         7.7     INDIVIDUAL INDEMNIFICATION . . . . . . . . . . . . . . . . . 42
         7.8     EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . 42


ARTICLE VIII - TRUST FUND AND TRUSTEE . . . . . . . . . . . . . . . . . . . . 43

ARTICLE IX - AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . 44

         9.1     AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . 44
         9.2     MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS . . . . . . . . 44
         9.3     TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . 44
         9.4     WITHDRAWAL OF AN EMPLOYER  . . . . . . . . . . . . . . . . . 44
         9.5     PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . 45

ARTICLE X - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . 46

         10.1    CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . 46
         10.2    SPENDTHRIFT CLAUSE . . . . . . . . . . . . . . . . . . . . . 46
         10.3    LEGALLY INCOMPETENT  . . . . . . . . . . . . . . . . . . . . 46
         10.4    BENEFITS SUPPORTED ONLY BY TRUST FUND  . . . . . . . . . . . 46
         10.5    DISCRIMINATION . . . . . . . . . . . . . . . . . . . . . . . 46
         10.6    CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         10.7    NONREVERSION . . . . . . . . . . . . . . . . . . . . . . . . 47
         10.8    AGENT FOR SERVICE OF PROCESS . . . . . . . . . . . . . . . . 47
         10.9    ROLLOVER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . 47
         10.10   EXERCISE OF SHAREHOLDER RIGHTS WITH RESPECT TO BOWATER
                 INCORPORATED COMMON STOCK HELD IN THE TRUST FUND . . . . . . 48
         10.11   QUALIFIED DOMESTIC RELATIONS ORDER . . . . . . . . . . . . . 50
         10.12   PLAN TO PLAN TRANSFERS . . . . . . . . . . . . . . . . . . . 51

ARTICLE XI - TRANSFER OF ASSETS FROM AND ASSUMPTION OF
         CERTAIN LIABILITIES OF THE GEORGIA-PACIFIC CORPORATION
         SAVINGS AND CAPITAL GROWTH PLAN  . . . . . . . . . . . . . . . . . . 52

         11.1    ASSET TRANSFER . . . . . . . . . . . . . . . . . . . . . . . 52
         11.2    VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         11.3    ELIGIBILITY TO PARTICIPATE . . . . . . . . . . . . . . . . . 52

ARTICLE XII - TOP HEAVY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . 53

         12.1    OVERRIDING PROVISION . . . . . . . . . . . . . . . . . . . . 53
         12.2    DEFINITIONS 53 . . . . . . . . . . . . . . . . . . . . . . . 53
         12.3    MINIMUM CONTRIBUTION . . . . . . . . . . . . . . . . . . . . 55


                           GREAT NORTHERN PAPER, INC.
                        SAVINGS AND CAPITAL GROWTH PLAN




         GREAT NORTHERN PAPER, INC., a corporation organized and existing under the laws of the state of Delaware, on its behalf and on behalf of each other Employer, established the GREAT NORTHERN PAPER, INC. Savings and Capital Growth Plan in the form of this Plan effective as of January 1, 1992 (hereinafter referred to as the "Effective Date"). This plan was established for the benefit of Eligible Employees who worked for, or who continued to work for, an Employer after January 1, 1992.

                                   ARTICLE I
                                  DEFINITIONS

         The following words and phrases as used herein shall, for the purposes of the Plan and any subsequent amendment thereof, have the following meanings, unless a different meaning is plainly required by the context. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

         1.1 ACCOUNTS. Account means the Account established by, or at the direction of, the Employer to show as of any Valuation Date the contributions made by, or on behalf of, a member under this Plan, plus the investment gains and less the investment losses on such contributions. An Account shall cease to exist when exhausted through distributions or forfeitures made in accordance with this Plan.

         1.2 ACP TEST. ACP Test means the actual contribution percentage test which the Plan Administrator shall perform as of the last day of each Plan Year to determine the extent to which the GNP Matching Contributions and After-Tax Contributions for such Plan Year in fact can be made, and such test shall be satisfied only if the Actual Contribution Percentage (as defined in subsection (c)) for all Highly Compensated Eligible Employees does not exceed the greater of:

         (a) One-hundred twenty-five percent (125%) of the Actual Contribution Percentage for all Lower Paid Eligible Employees, or

         (b) The lesser of two (2) times the Actual Contribution Percentage (as defined in subsection (c)) for all Lower Paid Eligible Employees or the Actual Contribution Percentage for all Lower Paid Eligible Employees plus two (2) percentage points, where

         (c) The term "Actual Contribution Percentage" means as to all Highly Compensated Eligible Employees and all Lower Paid Eligible Employees for each Plan Year, the average of the ratios, calculated separately for each Eligible Employee in each such group, of (1) the sum of the GNP Matching Contributions and After-Tax Contributions made on his behalf to (2) his Compensation for that part of such Plan Year during which contributions might have been made under the terms of this Plan on his behalf from his before-tax Compensation.

                          For purposes of the ACP Test only, the Employer may,
                 to the extent permitted under Code Section 401(m)(3), elect to treat Before-Tax Contributions or Basic Contributions for a given Plan Year as GNP Matching Contributions, provided that such Before-Tax and/or Basic Contributions are not disregarded for purposes of the ACP Test to the extent required by Code
                 Section 401(m)(3). In any Plan Year in which the "2.0 times, but not more than two percentage points" alternative (described in paragraph (b) of both Section 1.2 and Section 1.3) must be utilized to pass both the ACP Test (as described in Section 1.2) and the ADP Test (as described in Section 1.3) the sum of the Actual Contribution Percentage ("ACP") and the Actual Deferral Percentage ("ADP") for Highly Compensated Eligible Employees shall not exceed the greater of:

                 (A)      (i)     1.25 times the greater of the ACP or ADP for
                                  Lower Paid Eligible Employees plus

                          (ii) 2 percent plus (but not more than two times) the lesser of the ACP or ADP for Lower Paid Eligible Employees;

                 (B)      (i)     1.25 times the lesser of the ACP or ADP for
                                  Lower Paid Eligible Employees plus

                          (ii) 2 percent plus the greater of (but not more than two times the lesser of) the ACP or ADP for Lower Paid Eligible Employees; or

                 (C) the maximum permitted by the Multiple Use Test set forth in Final Treasury Regulation Section 1.401(m)-2(b) (as amended).

         1.3 ADP TEST. ADP Test means the actual deferral percentage test which the Plan Administrator shall perform as of the last day of each Plan Year to determine the extent to which the contributions which each Highly Compensated Eligible Employee elects to make from his Before-Tax Compensation for such Plan Year in fact can be made, and such test shall be satisfied only if one of (a) or (b) is met:

         (a) The Actual Deferral Percentage (as defined in subsection (c)) for all Highly Compensated Eligible Employees does not exceed one-hundred twenty-five percent (125%) of the Actual Deferral Percentage for all Lower Paid Eligible Employees, or

         (b) The excess of the Actual Deferral Percentage (as defined in subsection (c)) for all Highly Compensated Eligible Employees over the Actual Deferral Percentage for all Lower Paid Eligible Employees is not more than two percentage points, and the Actual Deferral Percentage for all Highly Compensated Eligible Employees is not more than 2.0 times the Actual Deferral Percentage for all Lower Paid Eligible Employees, where

         (c) The term Actual Deferral Percentage means as to all Highly Compensated Eligible Employees and all Lower Paid Eligible Employees for each Plan Year, the average of the ratios, calculated separately for each Eligible

                 Employee in each such group, of (1) the GNP Basic Contributions and the amount of his Before-Tax Compensation to be credited for such Plan Year to his Before-Tax Employee Account to (2) his "compensation" for that part of such Plan Year during which contributions might have been made under the terms of this Plan on his behalf from his Before-Tax Compensation. For purposes of this section, "compensation" shall be determined in accordance with Code Section 414(s). The Employer may elect to include compensation which is not currently includable in the Participant's gross income by reason of the application of Code
                 Section 125 or 402(a)(8) provided such election is made consistently among all Participants.

                          In any Plan Year in which the "2.0 times, but not
                 more than two percentage points" alternative (described in paragraph (b) of both Section 1.2 and Section 1.3) must be utilized to pass both the ACP Test (as described in Section 1.2) and the ADP Test (as described in Section 1.3) the sum of the Actual Contribution Percentage ("ACP") and the Actual Deferral Percentage ("ADP") for Highly Compensated Eligible Employees shall not exceed the greater of:

                 (A)      (i)     1.25 times the greater of the ACP or ADP for
                                  Lower Paid Eligible Employees plus

                          (ii) 2 percent plus (but not more than two times) the lesser of the ACP or ADP for Lower Paid Eligible Employees;

                 (B)      (i)     1.25 times the lesser of the ACP or ADP for
                                  Lower Paid Eligible Employees plus

                          (ii) 2 percent plus the greater of (but not more than two times the lesser of) the ACP or ADP for Lower Paid Eligible EmPloyees; or

                 (C) the maximum permitted by the Multiple Use Test set forth in Proposed Treasury Regulation Section 1.40(m)-2(b) (as amended by Revenue Procedure 89-65 and as from time to time further amended).

         1.4     AFFILIATE.  Affiliate means:

         (a) Any parent, subsidiary or brother-sister corporation which is a member of a controlled group of corporations (as defined in Code Section 1563(a), disregarding Sections 1563(a)(4) and 1563(e)(3)) of which the Plan Sponsor is a member,

         (b) Any trade or business, whether or not incorporated, which is considered to be under common control with the Plan Sponsor under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(c) and

         (c) Any person or organization which is a member of an affiliated service group (as defined in Code Section 414(m)) with the Plan Sponsor; provided, solely for purposes of Section 3.5, the phrase "more than fifty percent (50%)" shall be substituted for "at least eighty percent (80%)" each place that "at least eighty percent (80%)" appears in Code Section 1563(a)(1).

         1.5 AFTER-TAX CONTRIBUTION. After-Tax Contribution means that part of a Participant's Compensation that a Participant (other than a Participant described in Section 1.30(b)) may elect to contribute to the Plan under Section 3.3, and which is includable in the Participant's gross income.

         1.6 AFTER-TAX EMPLOYEE ACCOUNT. After-Tax Employee Account means the sub-Account described in Section 3.3.

         1.7 BEFORE-TAX CONTRIBUTIONS. Before-Tax Contributions mean that part of a Participant's Compensation which the Plan Administrator contributes to this Plan on his behalf under Section 3.2(a) (to the extent such contributions are credited to his Before-Tax Employee Account) and which his Employer is not required to report as his taxable income to the Internal Revenue Service on its Form W-2 or on any successor or substitute form solely by reason of the application of Code Section 401(k).

         1.8 BEFORE-TAX EMPLOYEE ACCOUNT. Before-Tax Employee Account means the sub-Account described in Section 3.2.

         1.9 BENEFICIARY. The person, estate or trust last designated by a Participant, by written notice filed with the Plan Administrator, to receive any benefits payable in the event of his death. In the absence of an effective designation, or if no Beneficiary so designated survives the Participant, the Beneficiary shall be the first of the following classes of successive preference beneficiaries then surviving (in equal shares, where more than one): the Participant's (a) widow or widower; (b) children; (c) parents; (d) brothers and sisters; (e) executor or administrator.

         Notwithstanding the above, if a Participant is married on the date of his death, his Beneficiary shall be his surviving Spouse unless:

         a) The Participant has designated a Beneficiary other than his Spouse, and

         b) the Participant's Spouse has consented in writing to such other Beneficiary designation and the Spouse's consent acknowledges the effect of such election and is witnessed by a representative of the Plan Administrator or a notary public, or it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no Spouse or because the Spouse cannot be located.

         1.10    BOARD.  Board means the Board of Directors of the Plan
Sponsor.

         1.11 BREAK IN SERVICE. Break in Service means a period of absence from employment as described in Section 2.

         1.12 CODE. Code means the Internal Revenue Code of 1986, as amended, or any successor statute (in the event an amendment to the Code renumbers a section of the Code referred to in this Plan, any such reference to such section automatically shall become a reference to such section as renumbered) and the rulings and regulations promulgated thereunder.

         1.13 COMPENSATION. Compensation means the total salary and other compensation earned by an Eligible Employee during each Plan Year according to the records of his Employer, including those amounts or payments approved by the Plan Administrator in a uniform and nondiscriminatory manner that are provided under a severance agreement between an Eligible Employee and an Employer and are received in periodic installments:

         (a) As determined without regard to whether his Employer is required to report such salary and other compensation as taxable income to the Internal Revenue Service on its Form W-2 or on any successor or substitute form or is not required to so report such salary and other compensation solely by reason of the application of Code Section 401(k) to the contributions made on his behalf under this Plan from his Before-Tax Compensation; and

         (b)     as determined by excluding:

                 (1) All contributions made by his Employer on his behalf to any employee benefit plan except for the contributions made under this Plan from his Before-Tax Compensation;

                 (2) Any sum paid to or on behalf of an Eligible Employee as a reimbursement of expenses or any other payments made to him by reason of, or in connection with, the transfer of the Eligible Employee to a different work location, other expense reimbursements, bonuses related to the use of company cars or other vehicles, or any other payments made to him which are entitled to special federal tax treatment;

                 (3) Any compensation to the Eligible Employee which results from any option granted to him to purchase common stock of Bowater Incorporated; and

                 (4) Any compensation paid to the eligible Employee pursuant to any incentive compensation or bonus plan or program except to the extent the terms of such plan or program expressly state that such compensation shall be taken into account under this Plan; and

                 (5) Any compensation payment of which has been deferred to a future year.

Notwithstanding anything in this Section 1.13 to the contrary, for purposes of
Section 3, accrued Compensation in excess of $200,000.00 and monthly compensation in excess of $16,666.66 shall not be taken into account, provided the foregoing limitations shall be modified automatically to reflect the cost-of-living adjustments provided in Code Sections 401(a)(17) and 415(d).

         Effective on and after January 1, 1994 the $200,000 annual Compensation limitation described above shall be limited to $150,000.00, adjusted for changes in the cost-of-living as provided in Section 415(d) of the Code in $10,000 increments rounded down to the nearest $10,000, for benefit accruals commencing on and after such date.

         1.14 CURRENT OR ACCUMULATED PROFITS. The Employer's net profits determined in accordance with generally accepted accounting principles before provision for income taxes and extraordinary items. No Employer Contribution shall be made in any Plan Year where there are not sufficient current or accumulated net profits. If the current or accumulated net profits of any Employer are not sufficient to permit the required Employer Contributions, then the amount of the Employer Contribution which such Employer is not permitted to make may be contributed by the Plan Sponsor or any other Employer to the extent of the current or accumulated net profits of the Plan Sponsor or such Employer that remain after the Plan Sponsor's contributions to other plans to which it is obligated or permitted to contribute, or after contribution of the Employer Contributions required on behalf of Participants employed by such other Employer. No reimbursement shall be required as a result of such contribution.

         1.15 ELIGIBLE EMPLOYEE. Eligible Employee means for each Plan Year each Employee of an Employer who is employed within the United States of America by an Employer on a regular salary basis other than an Employee who is treated as such solely by reason of the "leased employee" rules set forth in Code Section 414(n).

         1.16 EMPLOYEE. Employee means for each Plan Year each person who is an employee under common law of the Employer or one, or more than one, Affiliate and each person who is treated as an employee of the Employer or one, or more than one, Affiliate by reason of the "leased employee" rules set forth in Code Section 414(n).

         1.17 ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute (in the event an amendment to ERISA renumbers a section of ERISA referred to in this Plan, any such reference to such section automatically shall become a reference to such section as renumbered), and the rulings and regulations promulgated thereunder.

         1.18 EMPLOYER. Employer means GNP and each Affiliate which the Plan Sponsor designates in writing as such from time to time and which adopts the Plan.

         1.19 GNP. GNP means Great Northern Paper, Inc., a Delaware corporation, and any successor to such corporation.

         1.20 GNP BASIC CONTRIBUTIONS. GNP Basic Contributions means the contributions made by GNP in accordance with Section 3.1.

         1.21 GNP BASIC CONTRIBUTION ACCOUNT. GNP Basic Contribution Account means the sub-Account to which GNP Basic Contributions are credited.

         1.22 GNP MATCHING ACCOUNT. GNP Matching Account means the sub-Account to which GNP Matching Contributions are credited.

         1.23 GNP MATCHING CONTRIBUTIONS. GNP Matching Contributions means the contributions made by GNP in accordance with Section 3.2(b).

         1.24 HIGHLY COMPENSATED ELIGIBLE EMPLOYEE. Highly Compensated Eligible Employee means any Eligible Employee who has satisfied the employment requirement for participation set forth in Sections 2.2 and who during the Plan Year for which the determination is being made or the next preceding Plan Year:

         (a) Was at any time a five percent (5%) owner of an Employer (as defined in Code Section 416(i)(1));

         (b)     Received compensation from Employers in excess of $75,000.00;

         (c) Received compensation in excess of $50,000.00 and was included in the group consisting of the top twenty percent (20%) of the Employees ranked on the basis of compensation; or

         (d) Was at any time an officer and received compensation greater than fifty percent (50%) of the defined benefit plan limitation of Code Section 415(b)(1)(A) for the affected Plan Year.

Provided, however, that notwithstanding the foregoing:

         (e) The determination of which Eligible Employees are Highly Compensated Eligible Employees shall at all times be subject to the rules of Code Section 414(q).

         (f) The maximum number of officers taken into account under subsection (d) above shall not exceed fifty (50);

         (g)     Eligible Employees who were not described in subsections (b),
                 (c) or (d) during the next preceding Plan Year shall not be considered as described in such subsections for the determination Plan Year unless the Eligible Employee is a member of the group consisting of the one hundred (100) Employees paid the greatest compensation for the determination Plan Year.

         (h) "Compensation" for purposes of this Section 1.24 shall be determined in accordance with Code Section 415(c)(3), provided that elective Before-Tax Contributions shall be included in "compensation".

         (i) A Former Employee shall be treated as a Highly Compensated Eligible Employee if he was a Highly Compensated Eligible Employee upon separation or was a Highly Compensated Eligible Employee at any time after attaining age fifty-five (55).

         (j)     If an individual is a member of the family (as defined in Code
                 Section 414(q)(6)(B)) of an Eligible Employee who is described in subsection (a) or who is a member of the group consisting of the ten (10) Highly Compensated Eligible Employees having the greatest compensation for the Plan Year, for purposes of this Section 1.24, the individual will not be considered a separate Employee, and the compensation of such individual shall be included in the compensation of the Eligible Employee.

         1.25 HOUR OF SERVICE. Hour of Service means each hour for which an Employee is paid, or entitled to payment, as more fully defined in Section 2.3.

         1.26    INVESTMENT FUND.  Investment Fund means the funds set forth in
Section 4.1, and shall mean such funds as established within the Trust Fund from time to time at the direction of the Plan Sponsor in accordance with
Section 4.1 for the investment of the assets held under the Trust Fund.

         Prior to January 1, 1993, Investment Fund was defined as the Georgia-Pacific Stock Fund, the Bowater Incorporated Stock Fund, the Interest Income Fund, the Common Stock Fund, and the Loan Fund.

         1.27 INVESTMENT MANAGER. Investment Manager means any person who comes within the definition of an "investment manager" under Section 3(38) of ERISA and who is appointed as such by (or at the direction of) the Plan Sponsor pursuant to Article VII to direct the investment of all or any part of one, or more than one, Investment Fund.

         1.28 LEAVE OF ABSENCE. Leave of Absence means an absence authorized by the Employer under its standard personnel practices as applied in a uniform and non-discriminatory manner to all persons similarly situated, provided the Employee resumes employment with the Employer within the period specified in the authorization of the leave of absence.

         1.29 LOWER PAID ELIGIBLE EMPLOYEE. Lower Paid Eligible Employee means for each Plan Year each Eligible Employee (other than a Highly Compensated Eligible Employee) who has satisfied the employment requirement for participation set forth in Sections 2.1 and 2.2 for such Plan Year.

         1.30    PARTICIPANT.  Participant means for any Plan Year:

         (a) An Employee who has met the requirements set forth under either Sections 2.1 or 2.2; or

         (b) A person for whom an Account continues to exist under this Plan.

         1.31 PLAN. Plan means the Great Northern Paper, Inc. Savings and Capital Growth Plan as set forth in this document and as it may, from time to time, be amended.

         1.32 PLAN ADMINISTRATOR. Plan Administrator means the Plan Administrator appointed and acting in accordance with Article VII.

         1.33 PLAN SPONSOR. Plan Sponsor means Bowater Incorporated, a corporation organized and existing under the laws of the State of Delaware and which owns at least 80% of the common stock of GNP.

         1.34    PLAN YEAR.  Plan Year means the calendar year.

         1.35 SERVICE. Service means employment and certain absences from employment taken into account for vesting and other purposes under the Plan as more fully described in Section 2.3.

         1.36 SEVERANCE DATE. Severance Date means the date as of which an Employee is deemed to have severed his employment relationship, as more fully described in Section 2.3(a)(5).

         1.37 TRUST AGREEMENT. Trust Agreement means the Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company dated as of July 1, 1994.

         1.38 TRUST FUND. Trust Fund means the assets held by the Trustee in accordance with the Trust Agreement.

         1.39 TRUSTEE. Trustee means Fidelity Management Trust Company, as Trustee under the Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company dated as of July 1, 1994, and its successors.

         1.40 VALUATION DATE. Valuation Date means the last business day of each calendar quarter (and any other date specified by the Trustee), on which the Trust Fund is valued in accordance with Article IV. As to Accounts maintained in any Investment Fund which is valued daily, each business day may be deemed to be a Valuation Date. A Comprehensive Valuation Date is one on which all Investment Funds are valued.

                                   ARTICLE II
                           PARTICIPATION REQUIREMENTS

         2.1     CAPITAL GROWTH PART - GNP BASIC CONTRIBUTIONS.

         (a) General Rule. Each Eligible Employee who is employed as such on the Effective Date, or on the first day of any Plan Year thereafter will satisfy the participation requirement for GNP Basic Contributions until his employment as an Employee thereafter terminates.

         (b) Reemployment. A former Eligible Employee who is reemployed as an Employee on or before the fifth (5th) anniversary of the date of his Severance Date or who previously had a nonforfeitable interest in his Account under this Plan will be deemed to have satisfied the membership requirement set forth in Section 2.1(a) immediately upon his reemployment while each other reemployed former Eligible Employee will be required to satisfy the participation requirement set forth in Section 2.1(a) as if he was a new Employee.

         2.2     SAVINGS PART - BEFORE-TAX AND AFTER-TAX CONTRIBUTIONS.

         (a) General Rule. Each Eligible Employee who is employed as such on the first day of a calendar month following the completion of one (1) year of continuous employment with the Employer and/or its Affiliates, (including Service credited pursuant to the terms of Section 11.3) and who completes and delivers a timely Election Form in accordance with Section 3.4 will be deemed to have satisfied the participation requirements to make Before-Tax Contributions or After-Tax Contributions from his Compensation until the date his election to make such contributions terminates in accordance with Section
3.4 or Section 5.2(a)(2)(C).

         (b) Subsequent Elections. An Eligible Employee whose election to make Before-Tax Contributions and After-Tax Contributions terminates in accordance with Section 3.4 shall automatically satisfy the participation requirement set forth in Section 2.2(a) as of the first day of the first calendar month thereafter on which he is again an Eligible Employee and he completes and delivers a timely Election Form in accordance with Section 3.4 to make such contributions; if eligibility to make Before-Tax Contributions terminates in accordance with Section 5.2(a)(2)(C), contributions will recommence as described in that section.

         2.3 CALCULATION OF SERVICE. The purpose of this Section 2.3 is to describe the manner in which Service is calculated for purposes of vesting and eligibility for certain retirements.

         (a) For purposes of this Section 2.3, and for all purposes of the Plan, the following terms shall have the designated meanings:

                 (1) Break in Service. A Severance Period of at least twelve (12) consecutive months during which an Employee fails to perform an Hour of Service, beginning on the Employee's Severance Date; provided, however, that the first twelve (12) consecutive month period of absence from work after a Severance Date shall not be included within a Break in Service if such absence is for maternity or paternity reasons. (This provision, however, shall not be construed to grant an individual any right to a Leave of Absence for any reason.) An absence from work for maternity or paternity reasons means an absence:

                          (A)     By reason of the pregnancy of the individual,

                          (B) By reason of the birth of a child of the individual,

                          (C) By reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

                          (D) For purposes of caring for such child for a period beginning immediately following such birth or placement.

                 (2) Employment Date. The date on which an Employee first completes an Hour of Service.

                 (3) Hour of Service. "Hour of Service" shall mean each of the following applied without duplication:

                          (A) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or Affiliate. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

                          (B) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Affiliate. These hours shall be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                 Provided, however, that:

                          (C) An hour for which an Employee is paid, or entitled to payment, on account of a period when he performs no duties as an Employee shall not be credited as an Hour of Service if such payment is made or is due under a plan maintained solely to comply with applicable unemployment compensation laws, and

                          (D) An Hour of Service shall not be credited to an Employee on account of a payment which solely reimburses such Employee for medical, or medically-related, expenses incurred by or on behalf of the Employees.

                 (4) Reemployment Date. The date on which an Employee first completes an Hour of Service after a Severance Date.

                 (5)      Severance Date.  The earlier of:

                          (A) The date on which an Employee quits, retires (including retirement for disability under
                                  Section 5.1(b)), is discharged or dies; or

                          (B) The first anniversary of the first date of a period in which an Employee remains absent from service with an Employer or Affiliate (with or without pay) for any reason (such as vacation, holiday, sickness, Leave of Absence or layoff) other than those specified in clause (A) of this Section 2.3(a)(5).

                 (6) Severance Period. Each period from an Employee's Severance Date to his next Reemployment Date.

         (b) Subject to the provisions of Sections 2.3(f), for the period preceding January 1, 1989, an Employee shall be credited with Service under this Plan at least equal to the Vesting Service the Employee had accrued under the G-P Plan (as that term is defined in Section 11.1) through December 31, 1988, determined under the provisions of the G-P Plan then in effect.

         (c)     Subject to the provisions in Sections 2.3(d), (e) and (f) (and
                 11.2 and 11.3 with respect to prior employment with Georgia-Pacific Corporation, for the period from and after January 1,
                 1989), an Employee shall be credited with Service in an amount equal to the aggregate of the following (applied without duplication):

                 (1) Each period from an Employee's Employment Date (or Reemployment Date) to his next Severance Date; and

                 (2) If an Employee performs an Hour of Service within twelve (12) months of a Severance Date, the period from such Severance Date to such Hour of Service; and

                 (3) In the case of an Employee who leaves employment to enter service with the armed forces of the United States, the period of such military service, provided that the Employee resumes employment with the Employer or Affiliate within the period during which his reemployment rights are protected by applicable law.

         (d) If an Employee incurs a Break in Service, his Service in respect of all periods before such Break in Service shall be forfeited and disregarded for all purposes of the Plan and he shall have no rights under the Plan (other than rights in which he was vested prior to such Break in Service). Upon reemployment, he shall be enrolled as a Participant effective on his Reemployment Date (or, if later, the first day thereafter on which he meets the requirements of Section 2.2), and his Service in respect of all periods before such Break in Service shall be restored to him unless disregarded under
                 Section 2.3(e).

         (e) If the Employee had no vested rights under the Plan prior to such Break in Service, and if the length of such Break in Service equals or exceeds his Service prior to such Break in Service, then his Service in respect of all periods before such Break in Service shall thereafter be irrevocably forfeited and disregarded for all purposes of the Plan. Notwithstanding the foregoing, no such irrevocable forfeiture shall occur unless the Break in Service equals or exceeds five
                 (5) consecutive years; provided that if, as of December 31, 1984, an individual's pre-Break in Service credit or benefits were cancelled (or would have been cancelled if he had returned to employment on such date) under the provisions of the predecessor to the G-P Plan as then in effect, the foregoing sentence shall not require such service or benefits to be restored or otherwise taken into account under the Plan. The Service prior to a Break in Service taken into account under the preceding provisions of this Section 2.3 shall exclude any period which may be disregarded by reason of a prior application of this Section 2.3 (or corresponding provisions of the G-P Plan and its predecessor plans as in effect, prior to January 1, 1989).

         (f) In no event shall there be any duplication of the Service of any Employee attributable to the same period of time.

         2.4 NOT A CONTRACT OF EMPLOYMENT. This Plan does not constitute a contract of employment, and participation in this Plan shall not give any person the right to be retained in the employ of the Employer or any Affiliate as an Eligible Employee or as an Employee or, upon the termination of such employment, to have any interest or right in the Trust Fund other than as expressly set forth in this Plan.

                                  ARTICLE III
                                 CONTRIBUTIONS

         3.1     CAPITAL GROWTH PART - GNP BASIC CONTRIBUTIONS.

         (a)     General Rules.  Subject to the rules set forth in this Section
3.1 and in Section 3.5 (Section 415 Limitations), the Employer shall make a contribution from its Current or Accumulated Profits for each Eligible Employee who has satisfied the participation requirement for such contribution which is equal to three percent (3%) of the first $100,000.00 of his Compensation for such Plan Year, provided

                 (1) He has completed one (1) year of Service (including Service credited pursuant to Section 11.3) in such Plan Year and

                 (2) He was an Eligible Employee on the last day of such Plan Year.

         (b)     Exceptions.

                 (1) Insufficient Earnings and Profits. If the Current and Accumulated Profits of the Employer are insufficient to make the full contribution called for under Section 3.1(a) for each such Eligible Employee, the Employer shall make a contribution under Section 3.1(a) which is equal to such Current and Accumulated Profits and the three percent (3%) figure set forth in Section 3.1(a) shall be reduced accordingly.

                 (2) Employment Requirements. The employment requirements set forth in Sections 3.1(a)(1) and 3.1(a)(2) shall not apply for a Plan Year to an Eligible Employee whose employment during such Plan Year terminates by reason of death or disability (as described in Section 5.1(b)(2)) or whose employment terminates after either reaching at least age sixty (60) or reaching at least age fifty-five (55) and completing at least ten (10) years of Service. Provided, however, that in determining whether an Eligible Employee's employment has terminated during a Plan Year, any period for which the Participant receives vacation pay shall be considered a continuation of service.

                 (3) Transfer from Hourly to Salaried Status. An Employee who was employed as such on the first day of a Plan Year and who becomes an Eligible Employee during such Plan Year as a result of a transfer from hourly to salaried status shall be deemed to satisfy the participation requirement for the GNP Basic Contributions for such Plan Year.

                 (4) An Employee who is rehired by an Employer, who is an Eligible Employee on his Reemployment Date (as defined in Section 2.3(a)(4)) and whose service is restored at such time pursuant to Sections 2.3(d) and (e) will be deemed to have met the requirement of Section 3.1(a)(1) for the Plan Year in which his Reemployment Date occurs.

                 (5) Highly Compensated Eligible Employees. Notwithstanding anything in Section 2.1 or this
                          Section 3.1 to the contrary, the Plan Administrator reserves the right to reduce or eliminate the GNP Basic Contribution and/or Before-Tax Contributions, After-Tax Contributions and GNP Matching Contributions with respect to Highly Compensated Eligible Employees for a given Plan Year. Any such modification shall be in the form of uniform reduction(s) of the same type(s) of contribution percentage(s) applied first to all such employees whose contributions of that type are at the highest percentage of Compensation for the Plan Year in question, then applied to additional such employees by progressing downward one percentage point at a time to the desired percentage of Compensation level.

         (c) Account. The GNP Basic Contributions made on behalf of each Eligible Employee shall be credited by, or at the direction of, the Plan Administrator to his GNP Basic Contribution Account as of the last day of the Plan Year for which such contributions are made, and an Eligible Employee's interest in his GNP Basic Contribution Account shall be nonforfeitable.

         3.2 SAVINGS PART - BEFORE-TAX CONTRIBUTIONS AND GNP MATCHING CONTRIBUTIONS.

         (a)     Before-Tax Contributions.

                 (1)      Percentage.  Subject to the rules set forth in this
                          Section 3.2(a) and in Sections 3.4 (Election Rules) and 3.5 (Section 415 Limitations), an Eligible Employee who has satisfied the participation requirement set forth in Section 2.2 may elect that the Employer make contributions on his behalf from his before-tax compensation in one percent (1%) increments of his Compensation, from one percent (1%) to ten percent (10%) of such Compensation, provided that such contribution when added to the Eligible Employee's After-Tax Contributions (if any) under
                          Section 3.3(b) may not exceed the lesser of $7,000 (adjusted annually for changes in the cost-of-living pursuant to Section 402(g)(5) of the Code), or 16% of Compensation. All such contributions shall be made by the Employer exclusively through payroll withholding, and such contributions shall be transferred by the Employer to the Trustee as soon as practicable after the end of the payroll period from which such contributions are withheld.
                          Notwithstanding anything in this subparagraph (1) to the contrary, Before-Tax Contributions shall be withheld on a monthly basis on the last day of each calendar month and may not exceed for any month one-twelfth (1/12th) of the elective deferral limitation amount specified for each Plan Year pursuant to Code Sections 402(g)(1) and (5); provided that if the cost of living adjustment under Code
                          Section 402(g)(5) is not announced until after the beginning of the affected Plan Year, the Employer may adjust the maximum monthly deferral on a prospective basis so that the maximum amount of authorized deferrals for the Plan year equals the elective deferral limitation under Code Section 402(g) for that year; provided, further, that in the event an Eligible Employee is paid on other than a monthly basis, Before-Tax Contributions may be withheld at the end of each payroll period subject to the monthly elective deferral limitation described above.

                 (2) ADP Test and Account Credits. Notwithstanding the foregoing, in the event that the Employer estimates that the Actual Deferral Percentage (as defined in Section 1.3(a)) for all Highly Compensated Eligible Employees for a given Plan Year may not satisfy the ADP Test (including the Multiple Use Test, if applicable), it may, without notice or requirement of consent by the Participant or the Participant's spouse, take any of the following actions (or any combination of the following actions) to assure that the ADP Test is satisfied for that Plan Year:

                          (A) The Employer may direct the Trustee to distribute to the Participant some or all of the excess contributions (together with income allocable to the excess contributions) on or before the end of the Plan Year following the Plan Year for which they were made. Such distribution must be specifically designated by the Employer as distribution of excess contributions (and related income). For purposes of this subparagraph (A), "excess contributions" and "income allocable to excess contributions" shall be defined as specified in regulations under Code Section 401(k)(8).

                          (B) The Plan Administrator may exercise its right under Section 3.1(b)(5)to reduce contributions for Highly Compensated Eligible Employees for the affected Plan Year.

                 (3) Conversions. The Employer shall have the right in the exercise of its absolute discretion to make an additional contribution under Section 3.1 from its Current or Accumulated Profits on behalf of all Lower Paid Eligible Employees for such Plan Year for whom Before-Tax Contributions were made for the last calendar month of such Plan Year and who are Eligible Employees on the last day of such Plan Year in an amount which will result in satisfying the ADP Test for such Plan Year, and such contribution shall be divided and allocated as of such date equally among the GNP Basic Contribution Accounts of such Lower Paid Eligible Employees.

                 (4) Nonforfeitable Interest. A Participant's interest in contributions which are credited to his Before-Tax Employee Account shall be nonforfeitable.

                 (5) Designation. No contribution credited to an Eligible Employee's Before-Tax Employee Account shall be "designated" as an "employee contribution" within the meaning of Code Section 414(h)(1).

         (b)     GNP Matching Contributions.

                 (1)      Percentage.  Subject to the rules set forth in this
                          Section 3.2(b) and Section 3.5 (Section 415
                          Limitations), the Employer shall as of the last day of each calendar month in each Plan Year make a contribution from its Current or Accumulated Profits on behalf of each Eligible Employee on whose behalf contributions tentatively or actually were credited as of each such date to his Before-Tax Employee Account or After-Tax Employee Account which, together with the forfeitures under Section 5.1(d)(2), shall equal (i) seventy-five percent (75%) of the contributions (taking into account contributions up to three percent (3%) of such Eligible Employee's Compensation only) tentatively or actually credited to his Before-Tax Employee Account as of such date, plus (ii) fifty percent (50%) of the contributions (taking into account contributions in excess of three percent (3%), but no more than six percent (6%) of such Eligible Employee's Compensation only) tentatively or actually credited to his Before-Tax Employee Account as of such date.

         (2) Insufficient Profits. If the Employer after making the contribution called for under Section 3.1 has insufficient Current and Accumulated Profits to make the full contribution called for under Section 3.2(b)(1), the Employer shall make such contributions to the extent of such Current and Accumulated Profits and the fifty percent (50%)/seventy-five percent (75%) percentages set forth in Section 3.2(b)(1) shall be reduced accordingly.

         (3) ACP Test and Accounting Credits. The GNP Matching Contributions made on behalf of each Eligible Employee as of the last day of each calendar month in each Plan Year tentatively shall be credited by, or at the direction of, the Employer to his GNP Matching Account as of such date pending the completion of the ACP Test for such Plan Year. Notwithstanding the foregoing, in the event that the Employer estimates that the Actual Contributions Percentage (as defined in Section 1.2(a)) for all Highly Compensated Eligible Employees for a given Plan Year may not satisfy the ACP Test (including the Multiple Use Test, if applicable), it may (and in the case of subparagraph
                 (A), shall), without notice or requirement of consent by the Participant or the Participant's spouse take any of the following actions (or any combination of the following actions) to assure that the ACP Test is satisfied for that Plan Year:

                 (A) The Employer shall treat tentative GNP Matching Contributions (subject to an adjustment for investment gains or losses allocable to such tentative credit) for Highly Compensated Eligible Employees for the Plan Year in question which are not vested as forfeitures under Section 5.1(d)(2) to the extent necessary to meet the ACP Test.

                 (B) The Employer may direct the Trustee to distribute to the Participant some or all of the excess aggregate contributions (together with income allocable to the excess aggregate contributions) on or before the end of the Plan Year following the Plan Year for which they were made. Such distribution must be specifically designated by the Employer as distribution of excess aggregate contributions (and related income). For purposes of this subparagraph
                          (B), "excess aggregate contributions" and "income allocable to excess aggregate contributions" shall be defined as specified in regulations under Code
                          Section 401(m)(6).

A Participant's nonforfeitable interest in the GNP Matching Contributions (and in the investment gains and losses allocable to such contributions) actually credited to his GNP Matching Account shall be determined under Section 5.1.

         3.3     SAVINGS PART - AFTER-TAX CONTRIBUTIONS.

         (a) Prior to 1988. After-Tax Contributions were permitted pursuant to the G-P Plan (as described in Section 11.1). Such contributions have been transferred to this Plan. Amounts contributed to the G-P Plan before 1988 as After-Tax Contributions and earnings thereon shall continue to be held in existing fully-vested After-Tax Employee Accounts subject to the provisions of this Plan applicable to such accounts.

         (b)     On and After January 1, 1993.

                 (1) On and after January 1, 1993, subject to the rules set forth in this Section 3.3, and Sections 3.4 (Election Rules) and 3.5 (Section 415 Limitations), an Eligible Employee who has satisfied the participation requirements set forth in Section 2.2 may elect to contribute from 1% to 16% of his Compensation, provided that such After-Tax Contribution, when added to an Eligible Employee's Before-Tax Contributions (if any) under Section 3.2(a) may not exceed 16% of Compensation.

                                  All such contributions shall be made by the
                          Employer exclusively through payroll withholding, and such contributions shall be transferred by the Employer to the Trustee as soon as practicable after the end of the calendar month which includes the end of the payroll period from which such contributions are made. After-Tax Contributions shall be withheld on a monthly basis on the last day of each calendar month.

                 (2) ACP Test. After-Tax Contributions are subject to the ACP Test. In the event that the Employer estimates that the Actual Contribution Percentage (as defined in Section 1.2(a)) for all Highly Compensated Eligible Employees for a given Plan Year may not satisfy the ACP Test (including the Multiple Use Test, if applicable), it may, without notice or requirement of consent by the Participant or the Participant's spouse, take any of the following actions (or any combination of the following actions) to assure that the ACP Test is satisfied for that Plan Year:

                          (A) The Employer may refuse to accept, on a prospective basis, any or all of a Participant's After-Tax Contributions.

                          (B) The Employer may direct the Trustee to distribute to the Participant some or all of the excess aggregate contributions (together with income allocable to the excess aggregate contributions) on or before the end of the Plan Year following the Plan Year for which they were made. Such distribution must be specifically designated by the Employer as a distribution of excess aggregate contributions (and related income). For purposes of this subparagraph (A), "excess aggregate contributions" and "income allocable to excess aggregate contributions" shall be defined as specified in regulations under Code Section 401(m)(6).

                                  The provisions for the return of After-Tax
                                  Contributions under this Section 3.3(b)(2) shall apply prior to the application of any similar provisions under Section 3.2(b)(3) for GNP Matching Contributions.

         3.4 ELECTION RULES. Each Eligible Employee who has satisfied the participation requirements set forth in Section 2.2 may elect to have GNP make Before-Tax

Contributions on such Employee's behalf under Section 3.2(a) and such Employee may elect to make After-Tax Contributions under Section 3.3(b) as of the first day of any month, provided the Eligible Employee properly completes and delivers the related Election Form to the Employer on or before the fifteenth
(15th) day of the immediately preceding month (or at any other time and in any other manner deemed appropriate by the Plan Administrator). The Employer shall have the right to reject any Election Form (or any other form of election approved by the Plan Administrator) which is not properly completed or which is not timely delivered. An election, once effective, can be changed effective as of the first day of a subsequent month, provided the Eligible Employee completes and delivers the related Election Form to the Employer on or before the fifteenth (15th) day of the immediately preceding month (or at any other time and in any other manner deemed appropriate by the Plan Administrator). However, an Eligible Employee shall have the right to terminate Before-Tax or After-Tax Contributions under Section 3.2(a) or 3.3(b) respectively, during a calendar month, and any such termination shall become effective as soon as practicable after the Eligible Employee completes and delivers the related Election Form to the Employer. Any Eligible Employee whose status as such terminates or whose employment as an Employee terminates shall be deemed to have completed and delivered an Election Form to terminate such contributions as of the date his status or his employment so terminates.

         3.5     SECTION 415 LIMITATIONS.

         Notwithstanding any other provisions of the Plan, for each Plan Year beginning on and after January 1, 1987, "the annual addition" to a participant's Accounts shall not exceed the lesser of (a) and (b) below:

         (a)     The Maximum Permissible Dollar Amount; and

         (b) 25% of the Employee's compensation for the Plan Year. For purposes of applying the above limits, the following conditions and definitions shall apply:

                 (i)      The term "annual additions" shall mean the sum of:

                          1. Employer Contributions and forfeitures allocated to the Participant's Accounts under Sections 3.1, 3.2(b) and 4.1;

                          2. Tax-Deferred Employee Contributions and After-Tax Employee Contributions allocated to the Participant's Accounts under Sections 3.2 and 3.3;

                 (ii) The initial Maximum Permissible Dollar Amount shall be $30,000, and the initial Maximum Permissible Benefit shall be $90,000. The limitations shall be adjusted automatically in accordance with regulations issued or to be issued by the Secretary of the Treasury as the corresponding limitation in Section 415(c)(1)(A) and Section

                          415(b)(1)(A) of the Code, respectively, are adjusted for the cost of living in accordance with
                          Section 415(d) of the Code.

                 (iii) For purposes of this Section, the term "compensation" shall mean the amount paid to the Employee by the Employer during the Plan Year, excluding Tax-Deferred Employee Contributions under Section 3.2.

                 (iv) The limitations of this Section with respect to any Participant who at any time has been a participant in any other defined contribution plan maintained by the Company or an Affiliated Company shall apply as if the total contributions made under all such defined contribution plans in which the Participant has been a participant were made to one plan.

                 If the above limitations would be exceeded in any Plan Year, the Plan Administrator shall take the following action in any order at such times as required and to the extent necessary to prevent the limitations from being exceeded.

                 (i) Discontinue or reduce the Participant's Tax-Deferred Employee Contributions;

                 (ii) Discontinue or reduce the Participant's After-Tax Employee Contributions for the Plan Year.

                 (iii) Instruct the Trustee to return all or a portion of the Employee's After-Tax Employee Contributions made during the Plan Year;

                 (iv) Instruct the Trustee to return all or a portion of the Employee's Tax-Deferred Employee Contributions made during the Plan Year;

                 (v) Instruct the Employer to reduce or eliminate its Employer Contributions to the Participant's Accounts for the remainder of the Plan Year;

                 (vi) Instruct the Trustee to return to the Employer all or a portion of the Employer Contributions made to the participant's Accounts for the Plan Year;

                 (vii) Apply any amounts in excess of such limitations ("excess amounts") for a Participant to reduce Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Participant, if that Participant is covered by the Plan as of the end of the Plan Year.

         If that Participant is not covered by the Plan as of the end of the Plan Year, the Committee shall hold such excess amounts unallocated in a suspense account for the Plan

Year and allocated and reallocated in the next Plan Year to all of the remaining participants in the Plan. Such allocation or reallocation shall not result in the limitations of this Section 3.5 being exceeded for any Participant for the Plan Year.

         Any excess amounts not allocated to Participants in the preceding paragraph shall be used to reduce Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the Participants in the Plan.

         For purposes of this subsection, excess amounts may not be distributed to Participants or former Participants.

         The above actions shall not be considered a termination of Participant contributions as provided in Section 3.4.

         Notwithstanding the foregoing, the provisions of Section 415 of the Code, as amended by the Tax Reform Act of 1986, are hereby incorporated by reference for use as a guide to the interpretation of the foregoing provisions.

         3.6 COMBINED PLANS LIMITATION. In any case in which a Participant in the Plan is also a participant in any defined benefit pension plan maintained by the Employer, the allocations set for them in this Plan shall be additionally limited so that the sum of the "defined benefit fraction" and the "defined contribution fraction" shall not exceed 1.0 for any Plan Year.

         The term "defined contribution fraction" for a Plan Year shall mean a fraction, the numerator of which is the sum of annual additions to the Participant's Accounts for all Plan years as of the end of the Plan Year and the denominator of which is the lesser of 125% of the maximum Permissible Dollar Amount for the Plan Year and all prior Years of Service or 140% of 25% of the Participants Total compensation for that year and all prior Years of Service.

         The term "defined benefit fraction" for a Plan Year shall mean a fraction, the numerator of which is the projected annual benefit for the Participant under all qualified retirement plans of the Employer and the denominator of which is the lesser of 125% of the Maximum Permissible Dollar Amount under the Retirement Plans for the Plan Year or 140% of the Participant's average compensation for the three highest paid years. Such fraction shall be determined as of the end of the Plan Year.

         The Participant's projected annual benefit shall be determined under such retirement plans assuming that his earnings continue to normal retirement date at the same level as at the end of the Plan Year and assuming that his service continues to accrue to his Normal Retirement Date without a break in service prior to his normal retirement date. The terms "earnings", "service", "normal retirement date", and "break in service" shall have the same meaning as defined in such retirement plans.

                                   ARTICLE IV
                          INVESTMENT AND ALLOCATION OF
                          INVESTMENT GAINS AND LOSSES

         4.1 INVESTMENT FUNDS. The Trust Fund initially shall be subdivided into, and Participant and Employer Contributions shall be invested by the Trustee, either as directed by the provisions of the Plan or as directed by the Participant (or, where applicable, the Participant's Beneficiary or an Alternate Payee designated pursuant to a Qualified Domestic Relations Order), in one or more Investment Funds, which shall include the following:

         (a) FUND A. The Plan Sponsor Stock Fund, which invests primarily in shares of Bowater Incorporated common stock. However, a small percentage of the Fund is invested in money market instruments to facilitate daily cash transactions. Cash dividends received on shares of Bowater Incorporated stock held by this Fund will be automatically reinvested in the Fund. Accounts in this Fund shall segregate, separately account for and respectively consist of shares of Bowater Incorporated stock attributable to Employer Contributions and Participant Contributions. All participant Contributions initially invested directly in this Fund pursuant to Section 4.2(b) shall be treated as if invested at 95% of market value, with the Employer making the necessary contributions to effect allocations at full fair market value.

         (b) Additional Investment Funds: There may be established by the Trustee at the direction of the Board or its designee such further additional Investment Funds as shall be deemed appropriate, including Investment Funds appropriate for purposes of meeting the requirements of Section 404(c) of ERISA and the regulations thereunder. Any such additions, modifications or deletions shall be communicated to Participants in advance in order to allow Participants time, in the Employer's judgment, to make changes in their investment elections under this Section 4.

         (c) Temporary Investment. Pending investment and reinvestment, the Trustee may invest temporarily all or any part of the Investment Funds and such other Investment Funds as may be established by the Trustee at the direction of the Plan Sponsor or its designee pursuant to the provisions of the Plan in short and medium term securities including but not limited to commercial paper, notes of finance companies or in obligations of the U.S. Government or any instrumentality or agency thereof. The Plan Sponsor or its designee may from time to time specify additional or different investment vehicles for the temporary investment of funds by the Trustee, or may direct the Trustee in the temporary investment of funds. The Trustee may invest all or any part of any Investment Fund directly in the securities and obligations authorized for the respective Investment Fund or through the medium of any common, collective or commingled trust fund which is invested principally in securities and obligations authorized for the respective Investment Fund.

         4.2     ELECTIONS.

         (a) Investment Elections by Participants. Until December 31, 1994, each participant's GNP Basic Contribution Account shall be invested exclusively in the Interest Income Fund, and no Participant shall have the right to elect to invest such account in any other Investment Fund. Effective July 1, 1994 (except with respect to the direction of investment of GNP Basic Contributions, as to which the following provisions are effective January 1, 1995), each Participant must elect by "Appropriate Notice" (as hereinafter defined) to have all of his Contributions and his GNP Basic and GNP Matching Contributions invested in any one of the available Investment Funds or among such Funds, with the Investment in each Fund being a whole number percentage of such contributions and the sum of such percentages equal to 100%. ("Appropriate Notice" means, for these purposes, written, telephonic or other electronic communication directed to the Plan Administrator (or as the Plan Administrator specifies in rules or procedures uniformly applicable to all similarly situated Participants.) A GNP Basic Contribution Account, a GNP Matching Account, a Before-Tax Employee Account, and an After-Tax Employee Account shall be established for the Participant in each of the available Investment Funds in which contributions are invested on his behalf. Contributions and earnings thereon as to which no current, valid investment direction exists may be invested as the Trustee, in its discretion, shall deem appropriate; provided, however, that in the event no trustee has agreed to undertake such investment responsibility, such contributions and earnings shall be temporarily invested in one or more of the investment vehicles authorized in the preceding paragraph for temporary investment of funds, until a valid investment direction is obtained.

         (b) Changes in Current Investment Elections. A Participant may, by giving prior "Appropriate Notice" (as defined in subsection
                 (a) above), change his investment election with respect to contributions received thereafter. Changes in investment elections must be expressed as revised whole number percentages of Contributions, totaling 100%. A Participant may, by giving prior "Appropriate Notice" elect to transfer all or part (specified as a whole number percentage of the existing balance) of his Account in any Investment Fund to another Investment Fund. Such transfer shall be effective as soon thereafter as practicable (which, with respect to Funds which are valued daily and accessible by telephonic or other electronic investment direction, can be the same day as directions are transmitted, if received before 4:00 p.m. local time, or the next business day thereafter).

         4.3 ALLOCATION OF INVESTMENT GAINS AND LOSSES. The investment gains and losses (whether realized or unrealized) for each Investment Fund shall be determined by, or at the direction of, the Plan Administrator as of each Valuation Date, and such investment gains shall be credited to each Account (to the extent invested in each such Investment Fund) and such investment losses shall be charged against each Account (to the extent invested in each such Investment Fund) as of such Valuation Date in the same proportion that the balance to each such Account (to the extent invested in such Investment Fund) bears to the balance of all Accounts (to the extent invested in such Investment Fund). Each Account balance shall be determined for this purpose based on the balance actually or tentatively credited to such account as of the immediately preceding Valuation Date.

                                   ARTICLE V
                      DISTRIBUTIONS, WITHDRAWALS AND LOANS

         5.1     DISTRIBUTION EVENTS.

         (a) Retirement. A Participant whose employment as an Employee terminates on or after the date he reaches age sixty (60) shall be deemed to have retired under this Plan, and the GNP Matching Account of a Participant who is an Employee on the date he reaches age sixty (60) shall become nonforfeitable on such date. The Account of a Participant who retires under this Plan shall be distributed in accordance with the rules set forth in Section 5.4.

         (b)     Disability.

                 (1) Nonforfeitable. If a Participant's employment as an Employee terminates because he is treated as being "disabled" under this Plan, his GNP Matching Account shall become nonforfeitable on the date his employment so terminates, and his Account shall be distributed to him in accordance with the rules set forth in Section 5.4.

                 (2) Disabled. A Participant shall be treated as "disabled" under this Plan if his employment as an Employee terminates as a result of an illness, injury or other condition which makes that Participant eligible to receive benefits under the Bowater Incorporated Salaried Employees' Long-Term Disability Plan or which would, in the Plan Administrator's judgment, make such Participant eligible for such benefits if he participated in such plan.

                 (3) Recovery. If a former Participant recovers and is reemployed as an Eligible Employee after his Account was distributed to him by reason of his being treated as "disabled" under this Plan, his nonforfeitable interest in any GNP Matching Contribution Account thereafter established for his benefit shall be determined without regard to the fact that his prior GNP Matching Account became nonforfeitable under this
                          Section 5.1(b).

         (c) Death. If a Participant dies while an Employee, his GNP Matching Account shall become nonforfeitable as of his date of death, and his Account shall be distributed to his Beneficiary in accordance with the rules set forth in Section 5.4.

         (d)     Other Termination of Employment.

                 (1) Nonforfeitable Interest. If a Participant's employment as an Employee terminates for any reason other than retirement, disability or death under this
                          Section 5.1, his nonforfeitable percentage interest in his GNP Matching Account shall equal twenty percent (20%) multiplied by the number of Years of Service which he completed on or before the date his employment as an Employee so terminated or one hundred percent (100%), whichever is less. Such a Participant's nonforfeitable percentage interest in his GNP Matching Account and in all his other Accounts shall be distributed as a result of his termination of employment in accordance with the rules set forth in Section 5.4.

                 (2) Forfeitable Interest. If under this Section 5.1(d) the nonforfeitable percentage interest of a Participant in his GNP Matching Account is less than one hundred percent (100%) on the date his employment as an Employee terminates, his remaining forfeitable percentage interest in such account shall be treated as a forfeiture as of the first Comprehensive Valuation Date which immediately follows the date his employment so terminates or, if his employment terminates on a Valuation Date, as of such Valuation Date and shall become part of the general GNP Matching Contributions made under Section 3.2(b) on or after that date. If a Participant has no nonforfeitable interest in his GNP Matching Account, he shall be deemed to have received a distribution of his benefits (which are deemed to have a value of zero) as of the last day of the Plan Year in which his employment terminated.

                 (3) Reemployment as Employee. If a Participant or a former Participant who is described in Section 5.1(d)(2) is reemployed as an Employee prior to incurring a Break in Service which equals or exceeds five (5) years, the forfeitable percentage interest in his GNP Matching Account which was treated as a forfeiture under Section 5.1(d)(2) and the investment gains or losses which would have been allocable to such interest if such interest had been invested
                          (from the Valuation Date as of which it was treated as a forfeiture through the Valuation Date as of which restoration is made) in the Interest Income
                          Fund until July 1, 1994 and thereafter in U.S. Treasury Bills of the longest duration available as of the deemed date of purchase (deemed to be purchased as of July 1, 1994 or the subsequent Valuation Date of forfeiture and sold as of the Valuation Date as of which restoration is made, and reinvested at each intervening maturity date) (or deemed to have been invested in any other manner, or in such successor fund as shall be designated by the Plan Sponsor) shall be restored by the Plan Administrator. Such restoration shall be made as of the Valuation Date which immediately follows the date he is reemployed as an Employee or, if he is reemployed on a Valuation Date, as of such Valuation Date, and such restoration shall be credited as of such date to his GNP Matching Account by, or at the direction of, the Plan Administrator. After a Participant's GNP Matching Account has been restored, his nonforfeitable percentage interest in such account thereafter shall be determined for purposes of this Section 5.1(d) under the formula,

                          X = P (AB + D) - D, where:

                          X =     The dollar amount, if any, of his
                                  nonforfeitable percentage interest in his
                                  GNP Matching Account;

                          P = The Participant's nonforfeitable percentage interest on the date his employment as an Employee thereafter terminates;

                          D = The dollar amount initially distributed to the Participant under this Section 5.1(d) from his GNP matching Account; and

                          AB = Such amount of money, if any, as evidenced by the last balance posted to his GNP Matching Account.

                 (4) Separation From Service. No Participant's employment shall be deemed to have terminated under this Section 5.1(d) unless he has a "separation from service" within the meaning of Code Section 401(k)(2)(B).

         5.2     WITHDRAWALS.

         (a)     Before Tax Employee Account.  Subject to paragraphs (1) and
                 (2) below and to Section 5.3(f), a Participant who is then an Employee may request a "hardship" withdrawal from the contributed balance of his Before-Tax Employee Account (excluding from the balance available for "hardship" withdrawal the earnings on such contributions) by properly completing and delivering to the Plan Administrator an Election Form together with such additional information to support his request as the Participant or the Plan Administrator deems necessary or appropriate. Hardship distributions under this subsection shall be made only if the Employee demonstrates to the Employer that the distribution is on account of immediate and heavy financial need and is necessary to satisfy such financial need. The Plan Administrator will determine that such request is based on a "hardship" within the meaning of Code Section 401(k) by applying the following standards:

                 (1) The distribution shall be deemed to be "on account of immediate and heavy financial need" only if it is on account of:

                          (A) Medical expenses described in Code Section 213(d) incurred by the Employee, the Employee's spouse or any dependent(s) of the Employee (as defined in Code Section 152);

                          (B) Purchase (excluding mortgage payment or refinancing) of a principal residence for the Employee;

                          (C) Payment of tuition and related educational fees for the next quarter, semester or twelve months of post- secondary education for the Employee or the Employee's spouse, children or dependents; or

                          (D) The need to prevent the eviction of the Employee from his principal residence or the foreclosure on the mortgage of the Employee's principal residence.

                 (2) The distribution shall be deemed "necessary to satisfy" a financial need described in paragraph (1) above if the following requirements are satisfied:

                          (A) The distribution is not in excess of the amount of the financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

                          (B) The Employee has obtained all distributions (other than hardship distributions) and all non-taxable loans available under all qualified retirement plans administered by the Plan Sponsor;

                          (C) The Employee shall not be eligible to make Before-Tax Contributions to this Plan pursuant to Section 3.2(a) for twelve (12) consecutive months following the month of the distribution; provided, however, that such contributions may recommence during the month following the end of the twelve-month suspension period (unless the suspension period is extended in connection with a subsequent hardship withdrawal) or thereafter if the Employee files on a timely basis a completed Election Form in accordance with
                                  Section 3.4;

                          (D) The Employee's Before-Tax Contributions pursuant to Section 3.2(a) for the Plan Year following the Plan Year of the distribution may not exceed the limit on such contributions specified under Section 3.2(a)(1) for such following Plan Year reduced by the Employee's Before-Tax Contributions for the Plan Year of the distribution. Such withdrawal shall be effected as of a Valuation Date which follows the date the Plan Administrator grants such request as soon as practicable after such date.

         (b) After-Tax Employee Account. Subject to such uniform and nondiscriminatory rules as the Plan Administrator may establish from time to time and to Sections 5.3(c) and 5.3(i), a Participant may request a withdrawal under this Section 5.2(b), and such withdrawal may be made from his After-Tax Employee Account (or from all of one such account and all or a part of the other such account) by properly completing and delivering to the Plan Administrator an Election Form (or such other form of request as the Plan Administrator shall approve for use by all Participants similarly situated) on or before the Valuation Date as of which the Participant desires to make such withdrawal, and the requested withdrawal shall be made as of such date. If such a Participant has an After-Tax Employee Account, a withdrawal may be made from such account in accordance with such uniform and nondiscriminatory rules as the Plan Administrator may establish from time to time. Amounts withdrawn pursuant to this Section 5.3(b) will be charged to principal or income of the sub-account in accordance with the provisions of Code Section 72(e)(8).

         (c) Effective January 1, 1993, the taxable portion of any amount withdrawn in accordance with this Section 5.2 is an "eligible rollover distribution" as defined in Section 5.4(d), eligible for direct rollover as set forth in Section 5.4(d).

         5.3     LOANS.

         Effective January 1, 1990, any Active Participant or inactive Participant who is an "interested party" as defined in Section 3(14) of ERISA may apply for a loan from the Plan in lieu of a Withdrawal. To obtain a loan, such Participant must submit a written application for approval on a form and in such manner as may be prescribed by the Plan Administrators.

         Such loan (1) must be at least $1,000, and (2) shall not exceed the lesser of (i) $50,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date the loan is made over the outstanding balance of the loans from the Plan on the date the loan is made, or (ii) 50% of the Participant's Vested Value under the Plan.

         In addition to such rules and regulations as the Plan Administrator may adopt, all loans shall comply with the following terms and conditions:

         (a) The Participant shall execute a promissory note and assign to the Plan his rights to his Accounts to the extent necessary to pay off the loan in the event of default.

         (b) The term for repaying the loan shall be at least 12 months but not more than 5 years; provided, however, that a loan used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may not exceed 15 years.

         (c) Loan disbursements shall be made from the Participant's Investment Funds in proportion to his vested balance in the Investment Funds. A loan shall be considered to be an investment of the Participant's interest in the Plan which has been directed by the Participant, and the evidence of debt shall be held as an asset in an account maintained for the borrowing Participant. Repayments of principal and interest shall be reinvested in accordance with the Participant's then-current investment election.

         (d) The loan shall bear interest at a reasonable rate as determined by the Plan Administrator. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans granted at different times may have different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by economic conditions.

         (e) The loan shall provide that a Participant shall repay his loan by payroll deductions that will amortize the loan in level payments over its term, but shall also provide that a Participant may repay the remaining balance of the loan in a single lump sum through a withdrawal from the Plan used in whole or in part for such repayment or through a cash payment.

If a Participant is absent from work with less than full compensation, payroll deductions will continue as long as his pay is sufficient to cover the amounts due under the terms of the loan. If the Participant's compensation is insufficient to cover the regular payments due, the Participant shall make arrangements with the Plan Administrator for repaying principal and interest on a current basis.

         (f)     A Participant who qualifies for a hardship withdrawal under
                 Section 5.2 may withdraw from the Plan to the extent that such withdrawal will not result in his loan exceeding the maximum limitations under this Section, unless the Participant authorizes the Plan Administrator to apply a sufficient amount of such withdrawal to reduce the loan to the maximum limitations after such withdrawal.

         (g) A Participant shall not be approved for a loan under this Article until any prior loan has been completely amortized.

         (h) A Participant will be deemed to have defaulted on his loan upon the earlier of:

                 (i) separation from service due to retirement, death, total and permanent disability, layoff, or any other reason; or

                 (ii)     failure to make a loan repayment when due.

         (i) Upon default, the Plan Administrator may take any action (including reinstatement of the loan upon receipt of amounts, if any, in arrears and resumption of timely, regular repayment installments) permitted by law and consistent with the provisions of the Plan and its continued qualification to collect the balance due on the loan (or see to the application of collateral to the payment thereof). No amount shall be distributed to a Participant in default on an outstanding loan until the loan is repaid in full. If the amount of any such distribution is insufficient to repay the loan, the Participant or his Beneficiary shall be liable for repaying any amount still outstanding.

         (j) Nothing in this Section shall preclude the Plan Administrator from declaring a moratorium on the approval of loans or from amending this Section subject to applicable regulations issued by the Internal Revenue Service.

         5.4     FORM AND TIMING OF DISTRIBUTIONS.

         (a) Election of Benefits. On or before a Participant's retirement, elected benefit commencement date, or "required beginning date" (as defined in Section 5.4(b)(2)(D)) he shall notify the Plan Administrator of his election that benefits due to him upon termination of Employment be paid or made available in accordance with one or more of the following methods:

                 (1)      with respect to all Participants:

                          by a lump sum payment in cash or, with respect to the Plan Sponsor Stock Fund, upon the request of the Participant, in kind, plus the cash equivalent of the fair market value of any fractional share of Plan Sponsor Common Stock; or

                 (2) with respect only to Participants who will have attained at least age 59 at the time benefit payment commences:

                          in annual installments over a period not to exceed ten years, provided such period does not exceed the greater of the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his Beneficiary the amount of each such installment to be determined by dividing the Participant's Vested Value by the number of annual installments which remain to be made at the time a particular installment is to be paid.

                 A Participant may change his election of benefits by filing a new election at any time prior to his benefit commencement date (with respect to (1) or (2), above).

         (b) Method of Payment. Benefits shall be paid or made available under the Plan upon the direction of the Plan Administrator as soon as practicable after termination of Employment occurs and shall be distributable thereafter at the written request of the Participant (or, where applicable, his Beneficiary or alternate payee).

                 (1) Unless the Participant elects otherwise, distribution of benefits will begin no later than sixty days after the end of the Plan Year in which the latest of the following events occurs:

                          (A)     The Participant's attainment of age 65;

                          (B) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

                          (C) The Participant's termination of employment with the Employer or an Affiliate.

                 (2)      Notwithstanding any other provision of the Plan,

                          (A) The entire interest of an Employee (i) will be distributed to such Participant not later than the "required beginning date" (as defined under subsection (D); or (ii) will be distributed under Section 5.04(a)(2) beginning not later than the required beginning date, in accordance with regulations prescribed by the Secretary of the Treasury.

                          (B) If distributions have begun under (A)(ii), upon the death of an Employee before his entire interest has been distributed, the remaining portion will be distributed at least as rapidly as under the method being used under (A)(ii) as of the date of his death.

                          (C) If distributions have not begun upon the death of a Participant, if no election has been made by the Beneficiary pursuant to
                                  Section 5.4(c), the entire interest of the Participant will be distributed in accordance with Section 5.4(a) at the end of the calendar year containing the fifth anniversary of the Participant's death.

                          (D) For purposes of this Section, the term "required beginning date" means April 1 of the calendar year following the calendar year in which the Employee attains age 70 1/2, or such other date as may be prescribed by applicable law or regulations. Provided however, in the case of a Participant who is not a 5% owner and who had attained age 70 1/2 before January 1, 1988, the term "required beginning date" means April 1 of the calendar year following the calendar year in which the Participant retires or otherwise terminates Employment.

         (c) Proof of Death and Right of Beneficiary. In the event of the death of a Participant who has begun to receive benefits in annual installments under the provisions of subsection 5.4(a)(2), his Beneficiary will receive the undistributed value of his Accounts in annual installments on the same basis as the Participant had elected. Alternatively, his Beneficiary may receive the undistributed value of his Accounts in a lump sum of cash by an election in writing filed with the Plan Administrator within 90 days of the Participant's death. The Beneficiary of a deceased Participant other than as noted above shall elect to receive the undistributed value of his Accounts under one of the methods in Section 5.4(a) by an election in writing filed with the Plan Administrator within 180 days of the Participant's death, except that the maximum period in Section 5.4(a)(2) shall be five years. If the Beneficiary does not elect a distribution within 180 days, the Plan Administrator will distribute the Account in accordance with Section 5.4(b)(2)(C).

                 The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary to receive benefits of a deceased Participant as the Plan Administrator may deem proper, and its determination of death and of the right of such Beneficiary to receive payments shall be conclusive.

         (d) Direct Rollover. Effective January 1, 1993, any "Eligible Rollover Distribution" under this Article may, at the Participant's election, and subject to such uniform and nondiscriminatory conditions as the Plan Administrator may require, be transferred to an "Eligible Retirement Plan", subject to the provisions of Section 402 of the Code and the regulations thereunder and as hereinafter provided.

                 (1) The Plan Administrator shall advise any "Distributee" entitled to receive an "Eligible Rollover Distribution" no less than thirty nor more than ninety days before the starting date of any payment (or at such other time as is permitted by law) of his right to elect a "Direct Rollover" to an "Eligible Retirement Plan" pursuant to the provisions of this Section. To elect a Direct Rollover, the Distributee must request in writing to the Plan Administrator that all or a specified portion of the Eligible Rollover Distribution be transferred directly to one or more "Eligible Retirement Plans". If a distribution will be made on behalf of the Distributee in more than one year, the notice specified in the first sentence of this Paragraph must be given to the Distributee in each year in which there is an Eligible Rollover Distribution, and the Distributee must file a new election with the Plan Administrator if he wishes to have the Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan. The Distributee shall not be entitled to elect a Direct Rollover pursuant to this Section unless he has obtained any applicable Spousal Consent that would otherwise be required to obtain a distribution in the amount of the Eligible Rollover Distribution.

                 (2) For purposes of this Section, the following definitions shall apply:

                          (A) A "Direct Rollover" is a payment by the Plan to the "Eligible Retirement Plan" specified by the Distributee;

                          (B) A "Distributee" includes Participants, a Participant's surviving spouse and a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
                                  Section 414(p), but only with regard to the interest of such individual under the Plan;

                          (C) An "Eligible Retirement Plan" is a retirement plan which meets the requirements of Code
                                  Section 401(a), an annuity described in Code
                                  Section 403(a), an individual retirement account described in Code Section 408(a), or an individual retirement annuity (other than an endowment contract) described in Code
                                  Section 408(b), the terms of which permit the acceptance of a Direct Rollover of the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity. The Plan Administrator may establish reasonable procedures for ascertaining that the Eligible Retirement Plan meets the preceding requirements.

                          (D) An "Eligible Rollover Distribution" is any distribution from this Plan on or after January 1, 1993 of all or any portion of the balance to the credit of the Distributee, except for distributions (or portions thereof) which are: (i) part of a series of substantially equal periodic payments (not less frequently than annually) made over the life of the Participant (or the joint lives of the Participant and the Participant's designated beneficiary), the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary), or a specified period of ten years or more; (ii) Required under Code
                                  Section 401(a)(9) (relating to the minimum distribution requirements); or (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation in employer securities described in Code Section 402(e)(4)).

         (e)     Claims.  Subject to the distribution deadlines set forth in
                 Section 5.4(b), no Account shall become payable unless and until a claim for payment is completed and filed on an Election Form with the Plan Administrator unless the Plan Administrator acting in its absolute discretion elects to direct the distribution of such Account in the absence of such a claim. All claims shall be processed in accordance with the claims procedure described in the Summary Plan Description for this Plan. Furthermore, if the distribution of an Account is called for under this Section 5.4 and the Plan Administrator is unable to locate the Participant or his Beneficiary after sending written notice to his last known address and to the United States Social Security Administration and no claim is filed for such Account under this Section 5.4(e), the Plan Administrator shall have the right to presume that the Participant and his Beneficiary are dead and to treat such Account as a forfeiture under Section 5.1(d)(2), subject to reinstatement in the event that the Participant or his Beneficiary subsequently files a claim for such Account.

                                   ARTICLE VI
                                  FIDUCIARIES

The following parties are Fiduciaries of the Plan:

         (a)     The Employer;

         (b)     The Plan Sponsor;

         (c)     The Trustee; and

         (d) Any committee(s) or individual(s) appointed by the Employer or the Plan Sponsor as Plan Administrator or to whom discretionary administrative authority or responsibility with respect to the Plan has been delegated by the Employer or the Plan Sponsor.

                                  ARTICLE VII
                              PLAN ADMINISTRATION

         7.1     ADMINISTRATION BY FIDUCIARIES.

         (a)     The Plan Administrator shall be the Named Fiduciary.

         (b) If a Plan Administrator has not been appointed, or ceases for any reason to serve, the Employer shall function as the Administrator until a Plan Administrator (or successor, as appropriate) is appointed.

         (c) The responsibilities of each Fiduciary may be specified by the Employer or the Plan Sponsor and accepted in writing by each Fiduciary. If no such delegation is made by the Employer or Plan Sponsor, the Fiduciaries may allocate responsibilities among themselves in writing and notify the Employer and the Plan Sponsor that they have done so, specifying in such notification the responsibilities of each Fiduciary. If the Fiduciaries provide a copy of such notification to the Trustee, the Trustee shall thereafter (until such time as the Employer, the Plan Sponsor, or the Fiduciaries deliver to the Trustee a written revocation of such allocation) accept and be justified in relying upon any documents executed by the appropriate Fiduciary pursuant to the allocation of responsibilities disclosed in such notification.

         (d) Each Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are assigned to such Fiduciary under the Plan, delegated to the Fiduciary by action of the Employer or the Plan Sponsor, or allocated to the Fiduciary by written allocation among the Fiduciaries pursuant to Paragraph (c), above.

         7.2 RESPONSIBILITIES OF THE PLAN SPONSOR. The Plan Sponsor shall have the following powers and duties with respect to the Plan;

         (a) to appoint the members any committee created to exercise any responsibility with respect to the Plan;

         (b) to terminate the Plan in whole or in part pursuant to the procedures provided hereunder;

         (c) to delegate any of the fiduciary responsibilities under the Plan to any individual, committee, or entity (including the Employer) it may designate; provided, however, that any delegation of a fiduciary duty that has already been assigned by the provisions of the Plan, by previous action of the Bowater Board, or by written allocation among the Fiduciaries, shall be effected by delivery in writing to the Fiduciaries to and from whom such responsibility is being reassigned;

         (d) to designate any individual, committee, or entity to whom fiduciary responsibilities are delegated as an additional Fiduciary or Named Fiduciary of the Plan; and

         (e) to exercise any other powers or responsibilities not specifically allocated to another fiduciary.

         7.3 RESPONSIBILITIES OF THE TRUSTEE. The Trustee shall have the powers and duties allocated to it in the trust agreement. The Trustee shall have no other responsibilities with respect to the Plan, except to the extent such responsibilities are delegated or assigned by the Bowater Board or its delegate to, and accepted by the Trustee.

         7.4 RESPONSIBILITIES OF THE PLAN ADMINISTRATOR. The Plan Administrator (the "Administrator") shall be responsible for and shall discharge all duties and obligations imposed on a Plan Administrator by ERISA and the Code. The Administrator shall prepare, publish, file and furnish the Plan reporting and disclosure reports, statements, plan descriptions and benefit rights reports of Participants in the manner and at the times required by law. The Plan Administrator may employ counsel and/or consultants to render advice with regard to any responsibility of the Plan Administrator under the Plan and may employ necessary clerical help. Any individual or committee designated as the Plan Administrator shall report to (or as directed by) the Bowater Board in order that the Plan Administrator's performance of his duties may be periodically reviewed. In addition, the Plan Administrator shall have the following powers and duties with respect to the Plan:

         (a) To establish and enforce such rules, regulations and procedures as the Administrator shall deem necessary or proper for the efficient administration of the Plan;

         (b) To interpret the Plan, the Administrator's interpretation thereof in good faith to be final and conclusive;

         (c) To decide all questions concerning the Plan and the eligibility of any Employee to participate in the Plan;

         (d) To compute the amount of benefits which shall be payable to any Participant, retired Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits shall be paid;

         (e) To advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and to direct the Trustee to pay such benefits from the Trust Fund;

         (f) To submit annually to the Bowater Board or its designee a report showing in reasonable summary the financial condition of the Plan and Trust Fund, a summary of the operations of the Plan for the past year, and any further information which the Bowater Board or its designee may require;

         (g) To maintain all such books of account, records and other data as shall be necessary for proper administration of and necessary actuarial valuations for the Plan and to meet the reporting and disclosure requirements of ERISA;

         (h) To appoint any accountant, attorney, consultant or other professional; and

         (i) To appoint Unit Administrators and determine their powers and to delegate to the Unit Administrators such of the Administrator's duties as the Administrator may, subject to this Article 7 and the requirements of ERISA, determine. Any such allocation or delegation shall be periodically reviewed by the Bowater Board or its designee.

         7.5 DELEGATION OF DUTIES. Any committee established by the Plan Sponsor or at its direction or by its designee may appoint subcommittees and determine their powers; and the Plan Sponsor and its designees and their designees may allocate among themselves or may delegate to another person or persons such of the fiduciary duties as they may in their sole discretion determine. Any such allocation or delegation shall be periodically reviewed by the Bowater Board;

         The Plan Sponsor, the Administrator and their respective designees, agents, officers and employees and any committee(s) established by the Plan Sponsor or at its direction or by its designee, shall be entitled to rely upon all certificates and reports made by the accountant or consultant and upon all opinions given by legal counsel; the Plan Sponsor, the Administrator, and their respective designees, agents, officers and employees and any committee(s) established by the Plan Sponsor or at its direction or by its designee, shall be fully protected in respect to any action taken or suffered by them in good faith and acting as prudent men would act in like circumstances in reliance upon such certificate, report or the advice or opinion of such accountant, consultant or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Participants, retired Participants, surviving Spouses, Beneficiaries and Contingent Annuitants.

         7.6 COMMITTEE ACTION. Unless otherwise directed by or at the direction of the Plan Sponsor, a majority of the members of any committee(s) established by or at the direction of the Plan Sponsor or by its designee shall constitute a quorum. Decisions with a quorum present shall be by majority vote. The action of a majority expressed in writing without a meeting shall constitute the action of a committee and shall have the same effect as if assented to by every member.

         7.7 INDIVIDUAL INDEMNIFICATION. To the extent permissible under ERISA, the Plan Sponsor shall indemnify each member of the Plan Sponsor's/Employer's board of directors, each member of any committee(s) established by or at the direction of the Plan Sponsor or its designee, and the Plan Administrator or any of their delegees against costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against them or any one of them because of any act of omission or commission performed by them or any one of them as a director, committee member or Administrator, or designee or delegee thereof, as the case may be, while acting in good faith and exercising his judgment for the best interest of the Plan.

         Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Plan Sponsor, notify the Plan Sponsor of the commencement thereof, and the omission so to notify the Plan Sponsor will relieve it from the liability hereunder, but not from any other liability which it may have to such person. The Plan Sponsor shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any party indemnified hereunder.

         In the event the Plan Sponsor elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

         7.8 EXPENSES. Any expenses reasonably incurred by the Plan Administrator or the member(s) of any committee(s) in the performance of their duties shall be paid by the Employer. Such reasonable expenses include the Employer's securing insurance to protect them from personal liability resulting from their actions taken in a fiduciary capacity with respect to this Plan.
All reasonable expenses incurred in connection with the administration of the Plan, including (without limitation) the compensation of the Trustee, administrative expenses, any investment management charges and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any counsel, accountant, specialist or other person who shall be retained by the Employer in connection with the administration of the Plan shall be paid from the Trust Fund to the extent not paid by the Employer.

                                  ARTICLE VIII
                             TRUST FUND AND TRUSTEE

         The Trust Fund shall be held, administered, controlled and invested by the Trustee subject to the terms of the Trust Agreement.

                                   ARTICLE IX
                           AMENDMENT AND TERMINATION

         9.1 AMENDMENT. The Plan Sponsor reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries; and provided further, that no such amendment shall increase the duties of the trustee without its consent thereto in writing. Except as may be required to conform with governmental regulations, no such amendment shall adversely affect the rights of any Participant or beneficiary with respect to contributions made on his behalf prior to the date of such amendment.

         9.2 MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS. The Plan shall not merge or consolidate with, or transfer its assets or liabilities to any other plan or entity unless each Participant would, if the surviving plan or entity then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer. Any such merger, consolidation, or transfer shall be accomplished in accordance with applicable regulations of the Internal Revenue Service.

         9.3 TERMINATION. The Plan is purely voluntary on the part of the Plan Sponsor and each Employer, and the Plan Sponsor reserves the right to terminate or completely discontinue contributions under the Plan, and terminate the Trust Agreement and the trust hereunder. Upon a complete or partial termination of the Plan, or complete discontinuance of contributions hereunder, the value of the Account of each Participant affected by such termination or discontinuance shall be fully vested, and payment of benefits shall be made to such Participants or their Beneficiaries either upon such termination or upon the termination of Employment of the respective Participants, at the discretion of the Plan Administrator, in the same manner as on termination of Employment under Section 5.4. In the case of a complete termination or a complete discontinuance of contributions to the Plan, any forfeitures not previously applied in accordance with Section 5.1(d)(2) shall be credited ratably to the Accounts of all Participants in proportion to the amounts of GNP Basic Contributions credited to their respective GNP Basic Contribution Account during the current calendar year, or the prior calendar year if no GNP Basic Contributions have been made during the current calendar year.

         9.4 WITHDRAWAL OF AN EMPLOYER. Subject to the requirements of ERISA and the Code, any one or more of the Employers may, with the consent of the Plan Sponsor, terminate its participation in and withdraw from the Plan by giving six months' advance notice in writing to the Plan Sponsor of its or their intention to withdraw, unless a shorter notice shall be agreed to by the Bowater Board. Upon such withdrawal, the Plan

Sponsor shall certify to the Trustee the equitable shares of such withdrawing Employers in the Trust Fund and the Trustee shall thereupon set aside such securities and/or property to such legal representatives as may be designated by such withdrawing Employer(s). The withdrawal of an Employer from the Plan shall not constitute a termination of the Plan as thereafter in effect for any other Employer that has not withdrawn.

         9.5 PROCEDURE. The termination, partial termination or amendment of this Plan may be effected by the adoption of a resolution by the Bowater Board to that effect, or by the execution of an instrument amending or terminating the Plan by the Bowater Board's designee, to whom such authority to so act has been given by resolution of the Board. The authorization of the Bowater Board may be general and need not be given in contemplation of or with reference to specific terms of amendment or termination.

                                   ARTICLE X
                                 MISCELLANEOUS

         10.1 CONSTRUCTION. This Plan shall be construed, regulated and administered in accordance with the laws of the State of South Carolina to the extent that such laws are not preempted by Federal Law. The Plan and the Trust shall be construed so as to qualify under sections 401(a), 401(k) and 501(a) of the Code.

         10.2 SPENDTHRIFT CLAUSE. Subject to Section 10.11 (Qualified Domestic Relations Orders), no Account, benefit, payment or distribution under this Plan shall (except to the extent permitted by law) be subject to the claim of any creditor of a Participant or Beneficiary, or to any legal process by any creditor of such person, and no Participant or Beneficiary shall have any right to alienate, commute, anticipate or assign all or any portion of his Account, benefit, payment or distribution under this Plan except under Section 5.3 (Loans).

         10.3 LEGALLY INCOMPETENT. If the Plan Administrator finds that a person entitled to a benefit is unable to care for his affairs because he is a minor or because of illness or accident, the Plan Administrator may direct that any benefits due him, unless claim shall have been made therefor by a duly appointed legal representative, shall be paid to the spouse, child, or legal representative of such person, or to a person who has custody or who has assumed responsibility for the care of such person. Any payments so made under the direction of the Plan Administrator shall be a complete discharge of the liabilities of the Plan therefor.

         10.4 BENEFITS SUPPORTED ONLY BY TRUST FUND. Any person having any claim for any benefit under the Plan shall look solely to the assets of the Trust Fund for the satisfaction of such claim. In no event will the Plan Sponsor, the Plan Administrator, an Employer or the Trustee, or any of their employees, officers, Participants or their boards of directors or agents, be liable in their individual capacities to any person whomsoever for the payment of benefits under this Plan.

         10.5 DISCRIMINATION. The Plan Administrator shall administer this Plan in a uniform and consistent manner with respect to all Participants and Beneficiaries and shall not permit discrimination in favor of its officers, stockholders or "highly compensated employees" (as defined in Code Section 414(q)).

         10.6 CLAIMS. Any payment to a Participant or Beneficiary or to his legal representative, child, spouse, or heirs-at-law, made in accordance with the provisions of this Plan shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan Sponsor, the Plan Administrator, the Trustee and the Employer, any of whom may require such person, his legal representative, child, spouse, or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be satisfactory to the Plan Sponsor, the Plan Administrator, the Trustee or any Employer, as the case may be.

         10.7 NONREVERSION. No part of the Trust Fund shall ever be used for or be diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries except:

         (a)     As expressly provided otherwise in this Plan;

         (b) A contribution which is made by the Employer by a mistake of fact upon direction of the Employer shall be refunded by the Trustee to the Employer within one year after the payment of such contribution;

         (c) A contribution (other than a contribution actually credited to an After-Tax Employee Account) for which the Internal Revenue Service denies an income tax deduction to the Plan Sponsor or an Employer shall be refunded by the Trustee to the Employer within one (1) year after the denial of such deduction upon the Employer's direction, all such contributions being made expressly on the condition that such contributions are deductible in full for federal income tax purposes; and

         (d) A contribution which would otherwise be an excess contribution or excess aggregate contribution (as defined in Code Sections 4979(a) and (d)) may, at the direction of the Employer, be returned to the Employer by the Trustee during the first two and one-half (2-1/2) months of the Plan Year following the Plan Year with respect to which the contribution was made.

         10.8 AGENT FOR SERVICE OF PROCESS. The agent for service of process for this Plan shall be the person currently listed in the Summary Plan Description for this Plan as the agent for service of process.

         10.9 ROLLOVER CONTRIBUTIONS. An Eligible Employee may transfer to this Plan:

         (a) A total distribution of the balance to the credit of a Participant, or the cash proceeds of any such total distribution in property or securities, to which Code Section 402(a)(5) applies to the extent that such section applies to such distribution, or

         (b) Any distribution from an individual retirement account to which Code Section 408(d)(3)(A)(ii) applies to the extent such section applies to such distribution; provided, however, that

         (c) The plan administrator of the distributing plan certifies in writing to the Plan Administrator that

                 (1) the distributing plan and trust are, at the time of the distribution, qualified pursuant to Code Sections 401(a) and 501(a) (and, if requested by the Plan Administrator, appends to such certification a copy of the most recent determination letter issued by the Internal Revenue Service with respect to such plan and trust);

                 (2) The distributing plan is neither a defined benefit plan nor a defined contribution plan subject to the funding standards of Code Section 412; and

                 (3) with respect to the Participant, the distributing plan is not a direct or indirect transferee (in a transfer after 1984) of a plan described in paragraphs (1) and (2) above or this paragraph (3), provided that this paragraph (3) shall apply only if the distributing plan has separately accounted for the transferred assets and any income allocable to such assets.

         (c) The Plan Administrator acting in his absolute discretion consents to such transfer;

         (d) The Eligible Employee satisfies such uniform and nondiscriminatory requirements which the Plan Administrator establishes from time to time as a condition to such a transfer; and

         (e) Such Transfer is made in cash to the Trustee as of a Valuation Date and in a manner which is acceptable to the Plan Administrator and to the Trustee.

         10.10 EXERCISE OF SHAREHOLDER RIGHTS WITH RESPECT TO BOWATER INCORPORATED COMMON STOCK HELD IN THE TRUST FUND.

         (a) Voting Shares of Bowater Incorporated Common Stock. All shares of Bowater Incorporated common stock held in the Trust Fund shall be voted by the Trustee only in accordance with instructions from the Participants or Beneficiaries, as set forth in this Section 10.10. For purposes of the actions taken under this Section 10.10, Participants and Beneficiaries shall be considered to be named fiduciaries within the meaning of Section 402(a)(2) of ERISA. Each Participant or
                 Beneficiary shall be entitled to give voting instructions with respect to the shares of Bowater Incorporated common stock allocated to his Accounts. In the event that a Participant or Beneficiary fails to direct the Trustee as to the exercise of such voting rights, the Trustee shall not exercise such voting rights. With respect to each occasion for the exercise of such voting rights, the Trustee, through the Plan Administrator, will notify each Participant or Beneficiary within a reasonable time (not less than 30 days) before such rights are to be exercised. Such notification will include all the information distributed to the Trustee regarding the exercise of such rights.

         (b) Directions to the Trustee. Not less than five (5) business days prior to the date on which such voting rights are to be exercised, each Participant or Beneficiary wishing to exercise such rights shall inform the Trustee, in the form and manner prescribed by the Plan Administrator, with respect to the manner in which such voting rights are to be exercised. To the extent possible, the Trustee shall vote the combined fractional shares of Bowater Incorporated common stock allocated to the Account(s) of Participants and Beneficiaries to reflect the directions of the Participants to whom such fractional shares of Bowater Incorporated common stock are allocated.

         (c) No Recommendations. Neither the Trustee nor the Plan Administrator nor the members of any committees may make any recommendation to the Participants or Beneficiaries regarding the manner of exercising any voting rights, including whether or not such rights should be exercised.

         (d) Rights Other Than Voting Rights. Each Participant shall be entitled to direct the Trustee, in the form and manner prescribed by the Plan Administrator, with respect to the exercise of rights, other than voting rights, attributable to his interest in the shares of Bowater Incorporated common stock allocated to his Accounts.

         (e) Public Offers. Notwithstanding any provision of the Plan to the contrary, in the event of a "tender offer" within the meaning ascribed to that term pursuant to Section 14(d) of the Securities Exchange Act of 1934, for shares of Bowater Incorporated common stock by any person (other than the Plan Sponsor or any Affiliate), the Trustee, through the Plan Administrator, shall promptly provide a copy of the offer, and any other material or information concerning such offer, to each Participant or Beneficiary (as appropriate). For purposes of the actions taken under this Section 10.10(e), Participants and Beneficiaries shall be considered to be
                 "named fiduciaries" within the meaning of Section 402(a)(2) of ERISA. Each Participant or Beneficiary (as appropriate) shall be entitled to give the Trustee instructions with respect to the tender of all, but not less than all, shares of Bowater Incorporated common stock allocated to his Account. Upon receipt of instructions from a Participant or Beneficiary (as appropriate) to so tender, the Trustee shall tender all such shares of Bowater Incorporated common stock to the tender offeror. In the event that a Participant or Beneficiary fails to direct the Trustee as to whether to tender or to not tender shares of Bowater Incorporated common stock, the Trustee shall tender all or such part of such shares of Bowater Incorporated common stock as the Trustee, in its exercise of discretion, shall deem appropriate. The solicitation and implementation of instructions from Participants (and Beneficiaries) pursuant to
                 this Section 10.10(e) shall, to the    best of the abilities of
                 the Trustee, be carried out in such a manner as will, for a reasonable time, preserve the "confidentiality" of the instructions given by any particular Participant or Beneficiary within the meaning and intent of that term as used in Section 203(a)(2) of the General Corporation Law of the State of Delaware. In the event that instructions cannot otherwise be returned to the Trustee in a timely fashion, the Plan Sponsor shall use its best efforts to collect and tabulate such instructions in a manner that will assure a confidential and timely tender by the Trustee. The proceeds received by the Trustee as a result of having tendered shares of Bowater Incorporated common stock shall be applied under the Plan as directed by the Plan Administrator, in accordance with the following precepts. The Accounts of Participants and Beneficiaries who directed the Trustee not to tender the shares of Bowater Incorporated common stock allocated to their respective Accounts shall continue to be invested in shares of Bowater Incorporated common stock, subject to any other investment direction the Participant (or Beneficiary) may be entitled to give. The Accounts of Participants and Beneficiaries who directed the Trustee to tender the shares of Bowater Incorporated common stock allocated to their respective Accounts shall receive the proceeds of such tender allocable to the tendered shares of Bowater Incorporated common stock from such Account, which shall be invested at the direction of the Participant, as hereinafter provided, subject to any other investment direction the Participant (or Beneficiary) may be entitled to give. There shall be allocated to the Accounts of Participants and Beneficiaries who gave no directions to the Trustee with respect to the tender of shares of Bowater Incorporated common stock, proceeds of the tender allocable to the shares of Bowater Incorporated common stock (if any) tendered from their respective Accounts, and the shares of Bowater Incorporated common stock and such proceeds shall be invested in the same manner provided for in the preceding two sentences. Any cash so received may be invested in short-term investments, pending the Trustee's receipt of directions from the Participant. The Trustee shall give advance notice of at least one full business day to the Plan Sponsor before taking any action in response to such an offer other than the actions described above. The Trustee shall be entitled to reasonable compensation and reimbursement for its out-of-pocket expenses for any extraordinary services attributable to the duties and responsibilities described in this Section.

         10.11 QUALIFIED DOMESTIC RELATIONS ORDER. In accordance with uniform and nondiscriminatory procedures established by the Plan Administrator from time to time, the Plan Administrator upon the receipt of a domestic relations order which seeks to require the distribution of a Participant's Account in whole or in part to an "alternate payee" (as that term is defined in Code Section 414(p)(8)) shall:

         (a) Promptly notify the Participant and such "alternate payee" of the receipt of such order and of the procedure which the Plan Administrator will follow to determine whether such order constitutes a "qualified domestic relations order" within the meaning of Code Section 414(p);

         (b) Determine whether such order constitutes a "qualified domestic relations order", notify the Participant and such "alternate payee" of the results of that determination and, if the Plan Administrator determines that such order does constitute a "qualified domestic relations order";

         (c) Transfer such amounts, if any, as the Plan Administrator determines necessary or appropriate from the Participant's Account to a special Account for such "alternate payee" which shall be invested in accordance with the rules provided in
                 Article 4 as if the "alternate payee" were a Participant with respect to the special Account; and

         (d) Make such distributions to such "alternate payee" as the Plan Administrator deems called for under the terms of such order in accordance with Code Section 414(p).

The determinations and distributions made by, or at the direction of, the Plan Administrator under this Section 10.11 shall be final and binding on the Participant and on all other persons interested in such order.

         10.12 PLAN TO PLAN TRANSFERS. The Plan Administrator, in his or her discretion, may direct transfers to a participant's Before-Tax Employee Account, After-Tax Employee Account, GNP Basic Contribution Account, GNP Matching Account, or Rollover Account, and may authorize the establishment of any other Account as may be required to effect the transfer from the Trustee of his or her account in another Bowater Incorporated defined contribution plan qualified under Code Section 401(a), provided that such transfer would not cause this Plan to be a direct or indirect transferee within the meaning of
Section 401(a)(11)(B)(iii)(III) of a plan described in Section 401(a)(11)(B)(i) or (ii) of the Code.

         Any such transfer shall be made as of a Valuation Date which is acceptable to the Plan Administrator and to the Trustee. The initial investment of any such transfer amount shall be in accordance with procedures to be established by the Plan Administrator.

                                   ARTICLE XI
                   TRANSFER OF ASSETS FROM AND ASSUMPTION OF
                             CERTAIN LIABILITIES OF
                        THE GEORGIA-PACIFIC CORPORATION
                        SAVINGS AND CAPITAL GROWTH PLAN

         11.1 ASSET TRANSFER. All assets held by the trustee of the Georgia-Pacific Corporation Savings and Capital Growth Plan (the "G-P Plan") on the day preceding the Effective Date in accounts of participants in the G-P Plan who became Employees on the Effective Date shall be transferred on the Effective Date or as soon thereafter as feasible to the Trustee to become a part of the Trust Fund and held in the Accounts of the respective Employees on whose behalf such assets were held pursuant to the terms of the G-P Plan. Amounts received by the Trustee upon such transfer of assets shall be invested in the Fund maintained pursuant to this Plan with the same name as the G-P Plan fund in which such transferred amounts were invested immediately prior to transfer. Upon such transfer the transferred assets shall become assets of this Plan for all purposes hereunder, effective as of the Effective Date. This Plan shall assume the liabilities of the G-P Plan to the Employees whose G-P Plan accounts are transferred to the Trustee with respect to the transferred accounts.

         11.2 VESTING. Each former employee of Georgia-Pacific Corporation on whose behalf one or more accounts under the G-P Plan are transferred to this Plan shall have a one hundred percent (100%) vested and nonforfeitable interest in each such transferred Account as of the Effective Date. For purposes of determining Years of Service for vesting purposes under the Plan, individuals who became Employees on the Effective Date and who were Georgia-Pacific Corporation employees on the immediately preceding day shall be credited with the period(s) of employment credited toward years of service under the G-P Plan as in effect on the day preceding the Effective Date.

         11.3 ELIGIBILITY TO PARTICIPATE. For purposes of determining years of Service with respect to eligibility to participate in the Plan and eligibility for contributions under Section 3.1(a), individuals who became Employees on the Effective Date and who were Georgia- Pacific Corporation employees on the immediately preceding day shall be credited with period(s) of employment which would have been credited toward eligibility to participate in the G-P Plan (as in effect on the day preceding the Effective Date), had the individual's employment with the Employer been continuous employment with Georgia-Pacific Corporation.

                                  ARTICLE XII
                              TOP HEAVY PROVISIONS

         12.1 OVERRIDING PROVISION. If the Plan is or becomes top-heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article shall supersede any conflicting provisions in the Plan.

         12.2    DEFINITIONS.

                 (i) DETERMINATION DATE. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Year.

                 (ii) EARNINGS. For purposes of this Article 12, the compensation that is included on an Employee's Form W-2 for the calendar year that ends with or within the Plan Year plus the amount of any Tax Deferred Contributions made on behalf of the Employee for such calendar year.

                 (iii) KEY EMPLOYEE. Any Employee or former employee (and the Beneficiary(ies) of such employee) who, at any time during the termination period, was a Key Employee, in accordance with Section 416(i)(1) of the Code and regulations thereunder.

                 (iv) PERMISSIVE AGGREGATION GROUP. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                 (v) PRESENT VALUE. The value based on the 1983 Group Annuity Mortality Table, separately for males and females, and an interest rate of 5% per annum.

                 (vi) REQUIRED AGGREGATION GROUP. (1) Each qualified plan of the Employer in which at least one Key Employee participates, and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) and 410 of the Code.

                 (vii) TOP-HEAVY PLAN. For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exist:

                          (a) If the Top-Heavy Ratio for this Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

                          (b)     If this Plan is a part of a Required
                                  Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60 percent; or

                          (c)     If this Plan is a part of a Required
                                  Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

                 (viii)   TOP-HEAVY RATIO.

                          (a) If the Employer maintains one or more defined benefit plans and has not maintained any defined contribution plans (including any simplified employee pension plan), which, during the 5-year period ending on the Determination Date, has or has had account balances, the Top-Heavy Ratio for this group alone or for the Required or Permissive Aggregation Group, as applicable, is a fraction. The numerator is the sum of the Present Values of accrued benefits of all Key Employees as of the Determination Date, and the denominator of which is the sum of the Present values of all accrued benefits, determined in accordance with Section 416 of the Code and the regulations thereunder.
                                  Both the numerator and the denominator
                                  include any part of any accrued benefits distributed in the 5-year period ending on the Determination Date.

                          (b) If the Employer maintains one or more defined benefit plans and maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan), which, during the 5-year period ending on the Determination Date, has or has had any account balances, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as applicable, is a fraction. The numerator is the sum of the Present Values of accrued benefits under the aggregate defined benefit plan or plans for all Key Employees, determined in accordance with (a) above, plus the sum of account balances under the aggregate defined contribution plan or plans of all Key Employees as of the Determination Date. The denominator is the sum of the Present Values of all accrued benefits under the aggregate defined benefit plan or plans for all Participants and the sum of the account balances under the aggregate defined contribution plan or plans for all Participants, all determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator include any part of any accrued benefits or account balances distributed in the 5-year period ending on the Determination Date.

                          (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Comprehensive Valuation Date that falls within or ends with the 12- month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years for a defined benefit plan. The account balances and accrued benefits will be disregarded for a participant: (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not received any compensation from any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for computing the Top-Heavy Ratio. When aggregating plans, the values of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                          (ix)    VALUATION DATE.  The first day of the Plan
                                  Year.

         12.3 MINIMUM CONTRIBUTION. For any Plan Year in which this Plan is top-heavy, provided the top-heavy ratio is less than 90%, each Employee who is eligible to participate under Sections 2.01 or 2.02, and who is not eligible for participation under any defined benefit plan maintained by his Employer shall have a contribution of 5% of Earnings credited to his Accounts. Such contribution will be made with respect to any such Employee irrespective of whether such Employee has performed or will perform 1,000 Hours of Service (or the equivalent) for such Plan Year or has made any contributions to this Plan with respect to such Plan Year. This contribution shall include amounts contributed under Sections 3.01 and 3.02 and Article 4. For any Plan Year in which the top-heavy ratio for this Plan is 90% or more, such minimum contribution shall be 3% of Earnings, and the 125% factor in Section 3.06 shall be reduced to 100%.

         IN WITNESS WHEREOF, Great Northern Paper, Inc. has adopted and executed this Plan as of this 27th day of December, 1994.

                                        GREAT NORTHERN PAPER, INC.



                                        By    /s/ Ecton Manning
                                          ------------------------------
                                              Vice President
                                              General Counsel